EXHIBIT 10.63
[Translation]

NT$80 Billion Syndicated Loan

SYNDICATED LOAN AGREEMENT

Inotera Memories, Inc.
Micron Semiconductor Taiwan Co., Ltd.
(Co-Borrowers)

Bank of Taiwan
Mega International Commercial Bank Co., Ltd.
Taiwan Business Bank
Taiwan Cooperative Bank
Chang Hwa Commercial Bank
Credit Agricole Corporate and Investment Bank, Taipei Branch
CTBC Bank Co., Ltd.
Hua Nan Commercial Bank
Yuanta Commercial Bank
Land Bank of Taiwan
(Mandated Lead Arrangers)

First Commercial Bank
Agricultural Bank of Taiwan
Jih Sun International Bank
The Shanghai Commercial & Savings Bank, Ltd.
EnTie Commercial Bank
KGI Bank
Ta Chong Bank, Ltd.
E.SUN Commercial Bank, Ltd.
Taichung Commercial Bank Co., Ltd.
Taiwan Shin Kong Commercial Bank Company Ltd.
Taishin International Bank
DBS Bank (Taiwan) Ltd.
Bank of Kaohsiung
Taipeifubon Commercial Bank Co., Ltd.
Far Eastern International Bank
Ban SinoPac Co. Ltd.
(Lenders)

Bank of Taiwan
(Facility Agent)
Mega International Commercial Bank Co., Ltd.
(Collateral Agent)

Taiwan Business Bank
(Document Management Agent)

October 11, 2016

Baker & McKenzie

15/F, No. 168, Dunhua North Road, Taipei City

Content

SYNDICATED LOAN AGREEMENT

This Syndicated Loan Agreement (this "Agreement") entered into by among the following parties on October 11, 2016:

(1)
Inotera Memories, Inc., a company limited by shares organized and existing under the laws of the Republic of China ("ROC" or "Taiwan"), with its registered office at No.667, Fuxing 3rd Rd., Wenhua Vil., Guishan Dist., Taoyuan City 333, Taiwan ("Inotera"); and

Micron Semiconductor Taiwan Co., Ltd., a company limited by shares organized and existing under the laws of the ROC, with its registered office at 25F., No.333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei City 110, Taiwan ("MST", together with Inotera, the "Co-Borrowers", each a "Co-Borrower");

and

(2)
Bank of Taiwan, Mega International Commercial Bank Co., Ltd., Taiwan Business Bank, Chang Hwa Commercial Bank, Ltd., Land Bank of Taiwan, Taiwan Cooperative Bank, Credit Agricole Corporate and Investment Bank, Taipei Branch, CTBC Bank Co., Ltd., Hua Nan Commercial Bank, Ltd. and Yuanta Commercial Bank, as the mandated lead arrangers (collectively, the "Mandated Lead Arrangers") of this Transaction (as defined herein);

and

(3)	the banks and financial institutions specified in Schedule 1 (each a "Lender", together the "Lenders");

and

(4)	Bank of Taiwan, the facility agent ("Facility Agent") of this Agreement;

and

(5)	Mega International Commercial Bank Co., Ltd., the collateral agent ("Collateral Agent") of this Agreement; and

and

(6)	Taiwan Business Bank, the document management agent ("Document Management Agent", together with the Facility Agent and the Collateral Agent, the "Agent Banks", each an "Agent Bank") of this Agreement.

WHEREAS, in order to pay consideration for Share Swap (as defined herein) and any related transaction costs and provide working capital for Inotera, the Co-Borrowers entrusted the Mandated Lead Arrangers to organize the Lenders to provide a facility for an aggregate facility amount of Eighty Billion New Taiwan Dollars (NT$80,000,000,000) (this "Transaction").

WHEREAS, the Mandated Lead Arrangers have arranged the Lenders and the Lenders have agreed to provide a facility to the Co-Borrowers within the Facility Amount (as defined herein) under this Agreement.

WHEREAS, the Mandated Lead Arrangers and the Lenders have agreed to jointly entrust Bank of Taiwan, as the Facility Agent of this Agreement, to act on behalf of the Lenders, facilitate the relevant processes of administering this Transaction pursuant to this Agreement and exercise rights to which the Lenders are entitled under this Agreement.

WHEREAS, the Mandated Lead Arrangers and the Lenders have jointly entrust Mega International Commercial Bank Co., Ltd., as the Collateral Agent of this Agreement, to manage the Collateral provided by the Debtors (as defined herein) pursuant to this Agreement.

WHEREAS, the Mandated Lead Arrangers and the Lenders have jointly entrust Taiwan Business Bank, as the Document Management Agent of this Agreement, to manage the documents provided by the Debtors (as defined hereunder) pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Article 1 Definition and Interpretation

1.	Definition

Unless otherwise defined in the text of this Agreement, the following terms herein shall have the meaning below:

(1)
"Facility Amount" shall mean the total facility amount committed by each Lender, of which shall be Eighty Billion New Taiwan Dollars (NT$80,000,000,000) upon the execution of this Agreement, and may be cancelled or adjusted pursuant to this Agreement.

(2)	"Commitment Fraction" shall mean the percentage of the Commitment respectively committed by each Lender to the Facility Amount.

(3)
"Commitment" shall mean the respective facility amount of this Transaction committed by each Lender as indicated in Schedule 1. The following shall be deducted from time to time when calculating each Commitment: (a) the Commitment Amount already provided by the Lender during each Drawdown; or (b) the amount cancelled or adjusted pursuant to other provisions of this Agreement.

(4)	"Commitment Amount" shall mean, for the purpose of the Drawdown under this Agreement, the facility amount committed by each Lender for such Drawdown.

(5)
"Outstanding Principal Amount" shall mean the balance of loan principal amount at any time during the Contract Period advanced by the Lenders to any of the Co-Borrowers and remain outstanding. In the context of a Lender, it shall mean the balance of loan principal advanced by such Lender to any Co-Borrower and remain outstanding.

(6)
"Outstanding Balance" shall mean any and all amount owed by the Co-Borrowers to the Lenders during the Contract Period, including Outstanding Principal Amount, interest, fees, default interests, penalties and other outstanding payables.

(7)
"Majority Banks" shall mean such Lenders the aggregate Outstanding Principal Amount of each exceeds two-thirds (2/3) of the entire Outstanding Principal Amount under this Agreement; where no drawdown has been made or no advances are then outstanding, such Lenders the aggregate Commitment of each exceeds two-thirds (2/3) of the Facility Amount.

(8)
"Drawdown" shall mean a drawdown of the Facility Amount made by the Co-Borrowers by applying with the Lenders for making advances. "Drawdown Date" shall mean the date on which the Co-Borrowers draw down the Facility Amount, being the Share Swap Record Date (as defined herein) and a Business Day.

(9)	"Drawdown Request" shall mean the drawdown request made by the Co-Borrowers in the form set out in Schedule 1.

(10)	"Final Maturity Date" shall mean the last day of the facility period as set forth in Section 2.3.

(11)
"Contract Period" shall mean the period commencing on the execution date of this Agreement, ending on the date on which all indebtedness of the Co-Borrowers under this Agreement (including, without limitation, Outstanding Principal Amount, interest, default interest, penalty, reimbursements, other fees, relevant indemnities with accrued interest thereon, commitment fee, Mandated Lead Arrangers' fee, Agent Banks' fee and any other relevant indebtedness) have been fully reimbursed, and all obligations of the Co-Borrowers under this Agreement have been fully performed.

(12)	"Business Day" shall mean a business day on which banks in the main island of Taiwan are all day open for business, excluding Saturdays and holidays.

(13)
"Note" shall mean any promissory note issued by the Co-Borrowers and the Guarantor in accordance with Section 10.1(6), and any promissory note to be issued by the Co-Borrowers and the Guarantor in the future to replace the aforementioned promissory note, each of which should be made in form and substance set out in Appendix 2.

(14)
"Note Authorization" shall mean any note authorization issued by the Co-Borrowers and the Guarantor in accordance with Section 10.1(6) and other note authorization to be issued by the Co-Borrowers and Guarantor in the future to replace the aforementioned note authorization, each of which should be made in form and substance set out in Appendix 3.

(15)	"Negative Pledge Undertaking" shall mean the negative pledge undertaking issued by MST in accordance with Section 10.1 and in form and substance set out in Appendix11.

(16)
"Micron Technology" shall mean Micron Technology B. V., the sole shareholder of MST, which is a company registered in Netherlands, with its registered office at Olympia 1A, 1213 NS Hilversum, The Netherlands.

(17)
"Guarantor" or "MTI" shall mean Micron Technology, Inc., a company limited by shares organized and existing under the laws of Delaware, U.S.A., with its registered office at 8000 S. Federal Way, Boise, ID 83716, U.S.A..

(18)
"Debtor" or "Debtors" shall mean, individually or collectively, the Co-Borrowers, the Guarantor, Micron Technology and any collateral providers posting additional collateral in accordance with this Agreement hereafter.

(19)	"Guarantee" shall mean the guarantee signed by the Guarantor for the provision of a guarantee of this Transaction in form set out in Appendix 4.

(20)	"Pledged Shares" shall mean the shares provided by the following collateral providers in accordance with this Agreement for the creation of a pledge (as detailed in Schedule 4):

(a)	In terms of Micron Technology, one hundred per cent. (100%) of the issued shares of MST owned by it;

(b)	In terms of MST, about eighty per cent. (80%) of the shares of Inotera acquired by MST on the Share Swap Record Date; and

(c)
In terms of Micron B.V. (as defined herein), about eighteen per cent (18%) of the shares of Inotera held by Micron B.V. and acquired in 2008 (the "Pledged Shares of Micron B.V.") where Micron B.V. and MTI prevail in the Litigation between MTO/Micron B.V. and insolvency administrator for the estate of Qimonda.

(21)	"Inotera Share Pledge Agreement" shall mean the share pledge agreement entered into or to be entered into by MST in accordance with Section 11.3(2) and in form and substance set out in Appendix 7.

(22)
"Share Pledge Agreement" shall mean the share pledge agreement entered into or to be entered into by Micron Technology in accordance with Section 11.3(1) and in form and substance set out in Appendix 8.

(23)	"Land" shall collectively mean the land owned by Inotera as detailed in Schedule 2.

(24)	"Fab" shall collectively mean the factory buildings and their ancillary equipment owned by Inotera as detailed in Schedule 2.

(25)
"Machinery and Equipment" shall mean the machinery and equipment and their ancillary equipment and facility owned by Inotera as detailed in Schedule 3, which should be divided into "The First Batch of Machinery and Equipment" and "The Second Batch of Machinery and Equipment" in accordance with the schedule of completing the creation of chattel mortgage thereover.

(26)	"Repayment Accounts" shall mean the repayment accounts respectively opened with or to be opened with the Facility Agent and the Collateral Agent by any Co-Borrower in accordance with Section 10.1(7).

(27)
"Insurance Assignment" shall mean the agreement entered into or to be entered into by Inotera in accordance with Section 11.5(a) to assign the insurance interests in relation to the Fab or the Machinery and Equipment for which Inotera purchases insurances to the Collateral Agent, and such agreement should be in form and substance set out in Appendix 15.

(28)	"Existing Insurance" has the same meaning as defined in Section 11.5(a).

(29)
"Security Agreement" shall collectively mean the mortgage agreement of the land and construction improvements in respect of the creation of mortgage over the Land and Fab, the chattel mortgage agreement in respect of the creation of mortgage over the Machinery and Equipment, the Inotera Share Pledge Agreement and the Share Pledge Agreement in respect of the creation of the pledge over the Pledged Shares, the account pledge agreement in respect of the creation of the pledge over the Repayment Accounts and/or the Security Interest of other Security as specified in Article 11. "Security" shall collectively mean the real estate mortgage, the chattel mortgage and the pledge created over the Collateral in favor of the Collateral Agent in accordance with Article 11. "Collateral" shall mean the Land, the Fab, the Machinery and Equipment, the Pledged Shares and the Repayment Accounts as specified in Article 11.

(30)
"Security Documents" shall mean this Agreement, the Guarantee, the Note, the Note Authorization, the Insurance Assignment, the Security Agreement, and other documents entered into or to be entered into by the Debtors or other person at any time to secure the liabilities of the Co-Borrower hereunder.

(31)
"Security Interests" shall mean any real estate mortgage, chattel mortgage, pledge of rights, creation of encumbrance, security assignment by trust, assignment of right and interest, conditional sale, trust receipt, pledge, lien, guaranty agreement, rights of first refusal or other security interests, or any other forms of security arrangements.

(32)
"Reference Rate" shall mean three-month or six-month ("Interest Rates and Period", as determined by the Co-Borrowers) TAIBOR FIX which appears on the Reuters Screen TAIBOR Page under the heading "TAIBOR" around 11:30 am one (1) Business Day prior to the Drawdown Date and every Interest Adjustment Date (as defined herein). If such quotation information appearing on the Reuters Screen TAIBOR Page under the heading "TAIBOR" is not available, the Reference Rate shall be the TAIBOR FIX (current) of the same Interest Rate and Period which announced on the website of the Bankers Association of The Republic of China.

(33)
"Interest Period" shall mean the period commencing on the Drawdown Date, ending on one day prior to the corresponding date in the next month (where no such corresponding date in the next month, the last day of the next month shall be deemed as the corresponding date) and every full month thereafter.

(34)	"Interest Adjustment Date" shall mean the commencement date of each interest period.

(35)	"Risk Sharing" shall mean the percentage of the Outstanding Principal Amount of each Lender to the aggregate Outstanding Principal Amount of all the Lenders.

(36)	"Event of Default" shall mean any event as specified in Section 12.1.

(37)
"Prospective Event of Default" shall mean an event, circumstance or situation which, with the passage of time or the giving of notice, would constitute an Event of Default as specified in Section 12.1.

(38)	"New Taiwan Dollars" and "NT$" shall mean the official currency of the ROC.

(39)	"US Dollars" and "US$" shall mean the official currency of the United States of America.

(40)	"Compensatory Interest Rate" shall mean the then prevailing reference rate applicable to New Taiwan Dollars loans of the Agent Banks plus 2% per annum margin.

(41)
"Share Swap Agreement" shall mean the share swap agreement entered into by the Co-Borrowers and Micron Technology on February 3, 2016 for the share swap ("Share Swap") in respect of the acquisition of one hundred per cent. (100%) of the issued shares of Inotera by, MST, which would become the sole shareholder of Inotera.

(42)
"Share Swap Closing Account" shall mean, for the completion of the Share Swap and payment of the consideration of the Share Swap, the shares consideration and closing account as agreed by the parties of the Share Swap Agreement and Inotera's stock affairs agent, opened with Yuanta Commercial Bank, Chengde Branch and named as "Yuanta Securities Co., Ltd. Stock Affairs Account".

(43)	"Share Swap Record Date" shall mean, for the completion of the Share Swap, the closing date as agreed in the Share Swap Agreement.

(44)
"Litigation between MTI /Micron B.V. and insolvency administrator for the estate of Qimonda" shall mean the litigation between MTI and Micron B.V. (as defendant) and the insolvency administrator for the estate of Qimonda AG ("Qimonda") (as plaintiff) confirming that the share purchase agreement is null and void the return of the shares, which arise from Micron B.V.'s purchase of shares of Inotera held by Qimonda from Qimonda.

(45)	"Micron B.V." shall mean Micron Semiconductor B. V., a subsidiary of MTI registered in Netherlands, with its registered office at Olympia 1A, 1213 NS Hilversum, The Netherlands.

(46)
"Permitted Lease" shall mean the lease of a part of the Fab between Inotera and lessees, including other similar leases between Inotera and lessees after the execution of this Agreement, which are disclosed in writing by the Co-Borrowers to the Lenders prior to the execution of this Agreement.

(47)
"FATCA" shall mean (a) Sections 1471 through 1474 of the United States Internal Revenue Code of 1986 (the"U.S. IRC") and the relevant provisions; (b) to be in compliance with the provisions as mentioned in item (a) above, the relevant provisions promulgated by the competent authority of each country or the treaties or taxation agreements signed with the government of the United States of America; or (c) to be in compliance with item (a) or (b) above, relevant contracts or agreements signed with the government or the Internal Revenue Service of the United States of America or the government or the competent authority of each country.

(48)	"FATCA Withholding" shall mean the relevant deduction or withholding conducted under the FATCA on the payments made in accordance with the agreements.

(49)	"FATCA Exempt Party" shall mean any institution which is not subject to the FATCA Withholding when receiving the payment.

(50)
"FATCA FFI" shall mean the foreign financial institutions as defined in Section 1471(d)(4) of the U.S. IRC (if the payee/the recipient of the payment is not a FATCA Exempt Party, such foreign financial institution is required to conduct the FATCA Withholding.).

(51)
"U.S. Taxpayers" shall mean (a) legal entities or natural persons considered U.S. residents under the tax laws of the United States of America; or (b) the source of payment, in whole or in part, is treated as the U.S. source income under the tax laws of the United States of America.

2.	Interpretation

Unless otherwise defined in the text of this Agreement, the following terms herein shall have the interpretations set forth below:

(1)	"Authorization" includes any approval, consent, license, permit, concession, permission, registration, resolution, instruction, declaration or waiver.

(2)
"Person" refers to any individual, corporation, partnership, trust, organization, fund, association, firm, joint venture, or other juristic person or non-juristic person organizations, and other legal entities or any government or affiliated agency thereof.

(3)
"Tax" means any tax, duties, tariff, tax payment, disbursement, deduction or withholding imposed, levied, charged, withheld or determined by taxation agencies or other agencies, including relevant interests, fines, penalties or other accrued or requested payments; the term "taxation" shall be interpreted in the same manner.

3.	Others

The term "this Agreement" or any "Security Document" referred to in this Agreement includes the amended versions or supplemental versions of this Agreement and the Security Documents amended or supplemented from time to time. Unless otherwise specified herein, Articles, Appendices and Schedules referred to in this Agreement shall mean the Articles, Appendices and Schedules of this Agreement; the captions of Articles are for reference only and shall not be used as basis for interpretation of Articles. The relevant competent authorities referred to in this Agreement shall include the ones replaced or substituted as the new competent authorities thereafter. The terms "guidelines" "directions" "regulations" or "other relevant rules" of the relevant competent authorities referred to herein shall include the future additions, deletions and amendments thereto afterwards.

Article 2 The Facility and Purpose

1.	Facility Amount

Medium-term secured facility in the aggregate principal amount of Eighty Billion New Taiwan Dollars (NT$80,000,000,000), which shall be non-revolving. Only one single drawdown can be made by the Co-Borrowers within the recognized value (for the purpose of being Collateral) set forth in Article 11 hereof.

2.	Facility Purpose

(1)	Facility Purpose

The facility is for MST to pay consideration and any related transaction costs for Share Swap and to provide working capital for Inotera.

(2)	No Obligation to Supervise

The Lenders, Agent Banks and Mandated Lead Arrangers shall have the right to examine, supervise and check the Co-Borrowers' application of the proceeds of the facility. However, the Lenders, Agent Banks and Mandated Lead Arranger shall have no obligations to supervise the actual application of the proceeds of the facility by the Co-Borrowers.

3.	Facility Period

The facility period shall be five (5) years from the Drawdown Date, including a grace period of thirty (30) months.

4.	Drawdown Period

The Co-Borrowers may draw the Facility Amount within nine (9) months from the execution date of this Agreement.

5.	Cancellation of Facility Amount

The facility may only be drawn before the expiry of the drawdown period; any facility remained undrawn after expiry of the drawdown period shall be automatically cancelled and no Drawdown can be made.

Article 3 Conditions Relating to Drawdown

The Lenders shall not be obliged to make the facility available to the Co-Borrowers unless all the conditions precedent to Drawdown set forth in this Article have been satisfied when the Co-Borrowers request the Drawdown. The documents submitted by the Co-Borrowers, if they are originals, in form and substance satisfactory to the Facility Agent and/or the Collateral Agent (if applicable); if they are copies, in addition to being in form and substance satisfactory to the Facility Agent and/or the Collateral Agent (if applicable), such copies shall be certified true, accurate and complete by the document provider.

1.	Conditions Precedent to Drawdown

The Lenders' obligation to make available the facility to the Co-Borrowers is subject to the conditions precedent that no later than five (5) Business Days (or such shorter period expressly provided herein or otherwise agreed by the Facility Agent) prior to the requested date for the Drawdown the Facility Agent and/or the Collateral Agent (if applicable) shall have received the following documents in form and substance satisfactory to the Facility Agent and/or the Collateral Agent (if applicable) and that all the following conditions precedent have been satisfied:

(1)	This Agreement

This Agreement duly executed by all the parties.

(2)	Corporate Documents of the Co-Borrowers

Certified true copies of the following documents of each Co-Borrower, affixing of its company seal and responsible person's seal:

(a)	the articles of incorporation;

(b)	the latest corporate amendment registration card issued by the competent corporate registration authority;

(c)	procedures for endorsement and guarantee, if applicable;

(d)
meeting minutes of the board of directors of the Co-Borrower approving the execution of this Agreement, the Security Documents to which it is a party and other notices or documents required for matters relating to this Agreement, and authorizing a person or persons referred to in Section 3.1(2)(e) below to execute such documents; and

(e)
specimen signatures(s) and/or chop(s) of the person(s) authorized to execute this Agreement, all the Security Documents to which the Co-Borrower is a party and other notices or documents required for matters relating to this Agreement.

(3)	Corporate Documents of the Guarantor

Certified true copies of the following documents of the Guarantor, with the signature(s) of authorized person(s) of the Guarantor:

(a)	Certificate of Incorporation;

(b)	Bylaws;

(c)	latest Certificate of Good Standing;

(d)
resolutions of the board of directors of the Guarantor approving the execution of the Security Documents to which it is a party and other notices or documents required for matters relating to this Agreement, and authorizing a person or persons referred to in Section 3.1(3)(e) below to execute such documents (including but not limited to the meeting minutes or written resolutions of the board of directors of the Guarantor); and

(e)
specimen signatures(s) and/or chop(s) of the person(s) authorized to execute the Security Documents to which the Guarantor is a party and other notices or documents required for matters relating to this Agreement.

(4)	Note and Note Authorization

The original of the Note duly executed by the Co-Borrowers and the Guarantor pursuant to Section 10.1(6) in the form and substance of Appendix 2 hereto and the original of the Note Authorization duly executed by the Co-Borrowers and the Guarantor pursuant to Section 10.1(6) in the form and substance of Appendix 3 hereto.

(5)	Guarantee

The original of the Guarantee duly executed by the Guarantor.

(6)	Real Estate Mortgage

A first priority real estate mortgage over the Land and Fab with the maximum secured amount in favor of the Collateral Agent has been created and perfected by Inotera pursuant to Section 11.1 hereof and the mortgage registration has been duly completed.

(7)	Chattel Mortgage

A first priority chattel mortgage over the First Batch of Machinery and Equipment with the maximum secured amount in favor of the Collateral Agent has been created and perfected by Inotera pursuant to Section 11.2 hereof and the mortgage registration has been duly completed. If such Machinery and Equipment is located in the Land or Fab leased from Nanya Technology Corporation ("Nanya"), Inotera shall provide the original of the waiver for potential statutory lien issued by Nanya in the form and substance of Appendix 12 hereto.

(8)	Share Pledge

(a)
The Co-Borrowers shall have procured Micron Technology to execute the Share Pledge Agreement pursuant to Section 11.3(1) hereof to create and perfect a pledge over the Pledged Shares owned by it with the maximum amount in favor of the Collateral Agent, deliver the original share certificates representing the Pledged Shares duly endorsed to the Collateral Agent and complete the relevant notification and application for recordation [of the pledge] in the shareholders' roster [of MST].

(b)
MST shall have pre-executed the Inotera Share Pledge Agreement for the creation of a pledge over the Pledged Shares to be held by it and the relevant notice and documents required for the creation and perfection of the abovementioned share pledge in accordance with Section 11.3(2) hereof and delivered such agreement and documents to the Collateral Agent.

(9)	Pledges over the Repayment Accounts

One of the Co-Borrowers shall have opened the Repayment Accounts respectively with the Facility Agent and the Collateral Agent pursuant to Section 10.1(7) hereof and executed the account pledge agreement to create a pledge over the relevant Repayment Accounts with the maximum secured amount respectively in favor of the Facility Agent and the Collateral Agent in accordance with Section 11.4 hereof, and shall have provided the relevant evidences and notices required thereunder.

(10)	Negative Pledge Undertaking

The original of the Negative Pledge Undertaking issued by MST in respect of the Pledged Shares owned by it, undertaking that no security interest shall be created over the Inotera shares to be acquired by MST in favor of any third party other than the pledge of such Inotera shares as collateral to the Collateral Agent in accordance with the terms of this Agreement.

(11)	Approval

All necessary approvals required for Share Swap have been duly obtained by the Co-Borrowers, Micron Technology and the Guarantor (including but not limited to the board approvals of the Co-Borrowers and the Guarantor, the shareholders' approval of Inotera, approval from the Investment Commission, Ministry of Economic Affairs obtained by Micron Technology for investment in MST and the re-investment in Inotera through the Share Swap, approval from the Fair Trade Commission for the combination filing obtained by MST and approval from the relevant competent authorities in other countries (if applicable) and the Co-Borrowers shall have delivered the abovementioned approval from the Investment Commission, Ministry of Economic Affairs to the Facility Agent.

(12)	Share Swap Agreement.

A copy of the Share Swap Agreement.

(13)	Transaction Documents

(a)
A notice from Inotera's stock affairs agent confirming the total amount of Share Swap cash consideration ("Total Amount of Share Swap Consideration") required to be paid by MST for completion of Share Swap.

(b)
Documents evidencing that MST has remitted or deposited the amount equivalent to the difference between the Total Amount of Share Swap Consideration and the Facility Amount requested to be drawn in accordance with the terms of this Agreement to the Share Swap Closing Account on or prior to the

Drawdown Date.

(14)	Legal Opinions

(a)
Favorable ROC, Delaware and Dutch legal opinions respectively issued by the Lenders' ROC legal counsel, Delaware legal counsel and Dutch legal counsel in connection with this Agreement, the Guarantee, the Security Agreements and other relevant documents.

(b)
A favorable legal opinion issued by MST's ROC legal counsel (i.e., Jones Day) confirming that the conditions precedent to the Share Swap and the conditions precedent set forth in the Share Swap Agreement have been satisfied or waivered at the time when the Drawdown is requested except for those can be only confirmed on the record date for the Share Swap.

(15)	Shareholders Loan

(a)	Where any Co-Borrower obtains any loans from its shareholder, the original of Subordination Undertaking in the form of Appendix 13 hereto issued by such shareholder.

(b)	This provision does not apply to the following:

(i)
up to Two Billion US Dollars (US$2,000,000,000) intercompany loan for MST's payment of Share Swap consideration for the completion of Share Swap to Inotera's existing shareholders, Micron B.V. and Numonyx Holdings B.V.;

(ii)	short term intercompany loan which is for Co-Borrowers' daily operation or fund procurement; and

(iii)	intercompany loan which is for any Co-Borrowers' capital expenditure, if there is no Event of Default.

(16)	Insurance

The Insurance Assignment duly executed by Inotera in accordance with Section 11.5(1), the undertaking required to be issued by the insurance company thereunder, originals of certificates of insurance and originals or certified copies of the certificate for payment (or other evidencing documents).

(17)	Waiver of Rights under Lease Contracts

The original of waiver of rights under lease contracts in the form of Appendix 16 hereto issued by Nanya, the lessee of the Permitted Leases.

(18)	Photocopies of the Agreement(s) of the Permitted Leases

The photocopies of the lease agreement(s) between Inotera and the relevant lessee(s) in respect of the Permitted Leases.

(19)	Other Documents

Other information or documents reasonably required by the Facility Agent or the Collateral Agent.

2.	Other Conditions Precedent

In addition to the above conditions precedent, the Lenders' obligations to make available the facility to the Co-Borrowers is subject to the conditions precedent that no later than five (5) Business Days (or such shorter period otherwise agreed by the Facility Agent) prior to the requested date for the Drawdown the Facility Agent shall have received the following documents in form and substance satisfactory to the Facility Agent or that all the following conditions precedent have been satisfied:

(1)	The Drawdown Request duly issued by the Co-Borrowers in the form of Appendix 1 hereto, specifying the requested Drawdown amount and the requested date for the Drawdown. The Co-Borrowers shall also certify in the Drawdown Request that as of the date the Drawdown Request is made: (a) no event has occurred or is continuing which constitutes an Event of Default or Prospective Event of Default under this Agreement; (b) none of the Co-Borrowers and the Guarantor has breached any representation made under this Agreement; (c) the Co-Borrowers and the Guarantor have complied with the relevant undertakings under this Agreement that shall have been complied with at the time the Drawdown Request is made; (d) there is no material adverse change in the financial condition of the Co-Borrowers and the Guarantor compared with the financial condition of the Co-Borrowers and the Guarantor as of the execution date of this Agreement; (e) each document under Section 3.1 provided by the Co-Borrowers remain valid/applicable and there has been no changes thereto; and (f) there is no pending litigation, arbitration, enforcement proceeding or other administrative litigation which would materially and adversely affect the ability of any of the Co-Borrowers or the Guarantor to perform its obligations under this Agreement or the Security Documents to which it is a party.

For the avoidance of doubt, each party hereby acknowledges and agrees that the Litigation between MTI /Micron B.V. and the insolvency administrator for the estate of Qimonda does not constitute the litigation referred to in sub-paragraph (f) above.

(2)
Prior to Drawdown, MST shall provide documents issued by Inotera's stock affairs agent confirming that MST has acquired 100% of Inotera shares on the record date of the Share Swap (i.e., the Drawdown Date).

(3)	When Inotera requests a Drawdown, its drawdown amount shall not exceed Three Hundred Million New Taiwan Dollars (NT$300,000,000).

(4)
Each Lender's obligations to make available the Commitment Amount to the Co-Borrowers is also subject to the satisfaction of the following conditions precedent, i.e., as of the date each Lender makes available the amount it is to fund for its Commitment Amount:

(a)	The Drawdown is made before the expiry of the drawdown period and the Drawdown Date shall be a Business Day.

(b)	The Drawdown amount shall not exceed the Facility Amount, and the Outstanding Principal Amount after the Drawdown shall not exceed the Facility Amount.

(c)	The Outstanding Principal Amount payable to any Lender due to the Drawdown shall not cause the Lender's Commitment Amount to exceed the Commitment of such Lender.

(d)	No Event of Default or Prospective Event of Default has occurred.

(e)
Except for the representations and warranties that were given by reference to circumstances as at specific dates, all representations and warranties made by the Co-Borrowers and the Guarantor in this Agreement and the Security Documents to which they are parties shall be true and correct with reference to the facts and circumstances as at the time the Drawdown is made.

3.	Irrevocable Drawdown Request

Provided that the conditions precedent described above have been satisfied, the Facility Agent may accept the Drawdown Request submitted by the Co-Borrowers on behalf of each Lender. Unless otherwise agreed by the Facility Agent, the Drawdown Request, once accepted by the Facility Agent, shall be irrevocable and binding on the Co-Borrowers. The Co-Borrowers shall reimburse each Lender, on demand of the Facility Agent, for any costs or losses incurred by the Lender arising from its failure to extend the facility requested by the Co-Borrowers, in part or in whole, in the event that any conditions precedent cannot continue to be satisfied or other conditions precedent to the Drawdown cannot be satisfied provided that the Lender shall provide supporting documents or evidence to prove its costs and losses.

4.	Drawdown Method

(1)
Once the Drawdown Request is accepted, the Facility Agent shall give a written notice to each Lender at least two (2) Business Days prior to the Drawdown Date, stating the Commitment Amount based on its Commitment Fraction and the requested date of Drawdown. Each Lender shall deposit or remit the Commitment Amount in immediately available funds to the account designated by the Facility Agent not later than 12:00 noon on the

Drawdown Date for the Facility Agent to remit or deposit the same to the Share Swap Closing Account (with respect to the consideration for Share Swap and any related transaction costs of MST) or to the account designated by Inotera (with respect to the working capital for Inotera). It shall be deemed that the Co-Borrowers have received the requested Drawdown amount once the Facility Agent has remitted/deposited the funds to the abovementioned relevant accounts.

(2)
Any Lender that is unable to make available the funds as agreed hereunder shall notify the Facility Agent in writing no later than 12:00 noon on the first (1st) Business Day prior to the Drawdown Date. Once receiving such notice, the Facility Agent shall immediately notify the Co-Borrowers. Unless the Facility Agent shall have been notified by any Lender prior to Drawdown Date that such Lender does not intend to make available the funds, the Facility Agent may assume that the Lender will make available the funds as agreed hereunder, and the Facility Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation) make available the funds to the Co-Borrowers on time. Notwithstanding the foregoing, the Facility Agent shall not be obligated to make available or advance the funds to the Co-Borrowers on behalf of any Lender before the Facility Agent actually receives the funds as agreed hereunder from such Lender. If such funds are not in fact made available to the Facility Agent or remitted to the account designated by the Facility Agent and the Facility Agent has made available same to the Co-Borrowers, the Co-Borrowers shall return such funds to the Facility Agent as requested by the Facility Agent from time to time. The Co-Borrowers shall also pay the interest from the Drawdown Date to the date the Facility Agent actually receives the refund at the highest overnight interbank call-loan rate after close of business on the Drawdown Date appearing on Reuters screen PIBC page ("PIBC Rate"). If the PIBC Rate is unavailable for any reason, the Co-Borrowers shall reimburse the Facility Agent its funding costs as notified by the Facility Agent provided that the Facility Agent shall provide evidence to prove its funding costs.

(3)
Failure by any Lender to make available the funds as agreed hereunder shall not relieve such Lender's other obligations hereunder and shall not relieve the Co-Borrowers' obligations hereunder. However, neither the other Lenders nor the Agent Banks shall be liable for the obligations of such defaulting Lender. If the Lender's failure to make available the funds as agreed hereunder is attributable to such Lender, the defaulting Lender shall reimburse the Co-Borrowers: (a) overnight interbank interest paid to the Facility Agent at the abovementioned PIBC Rate (if the PIBC Rate is unavailable for any reason, the funding costs as informed by the Facility Agent) (if the Co-Borrowers have paid the interest); and (b) additional costs and expenses incurred by the Co-Borrowers arising from the defaulting Lender's failure to make available the funds which causes the Co-Borrowers to obtain the financing at an interest rate higher than the interest rate hereunder provided that the Co-Borrowers shall provide evidence to prove its costs and expenses.

5.	Discretion over Drawdown Amount

In the event that the Co-Borrowers request a Drawdown of the Facility Amount in accordance with the terms of this Agreement, each Lender's Commitment shall be made available based on each Lender's Commitment Fraction. However, if it is unable to make available the funds in strict compliance with each Lender's Commitment Fraction due to technical issues, the funds to be made available by each Lender shall be determined by the Facility Agent based on its reasonable judgment, and none of the Co-Borrowers and the Lenders shall raise any objection.

6.	Conditions Subsequent to Drawdown

(1)
MST shall, within five (5) Business Days from the Drawdown Date, create a share pledge over the Pledged Shares owned by it with the maximum secured amount in favor of the Collateral Agent in accordance with Section 11.3 hereof and complete the relevant procedure to create the pledge.

(2)
Inotera shall, before the termination or expiration (without renewal) of the Existing Insurance over the Fab, Machinery and Equipment, name the Collateral Agent and Inotera as the joint loss payee of the relevant insurances and execute a letter of authorization to the insurance company agreeing that the insurance proceeds shall be remitted to the Repayment Accounts in accordance with Section 11.5(2). Inotera shall also deliver originals of certificates of insurance and originals or certified copies of the certificate for payment (or other evidencing documents) to the Collateral Agent in accordance with Section 11.5(2).

(3)
Inotera shall, within 6 months from the Drawdown Date, create and perfect a first priority chattel mortgage over the Second Batch of Machinery and Equipment with the maximum secured amount in favor of the Collateral Agent in accordance with Section 11.2 hereof and complete the relevant mortgage registration.

Article 4 Interest, Fees and Ensured Benefits

1.	Interest
The Co-Borrowers shall pay interest on the Outstanding Principal Amount in the following manners:

(1)	Interest Rate

The interest rate shall be the Reference Rate plus 2.05% per annum, and shall be adjusted on each Interest Adjustment Date.

(2)	Interest Period and Payment Deadline

Interest Period shall have the meaning set forth in Section 1.1(33). The Co-Borrowers shall pay the interest accrued for the preceding Interest Period on the commencement day of each Interest Period.

(3)	Taxes

The statutory business tax imposed on interest and stamp tax shall be borne by the Co-Borrowers.

(4)	Interest Calculation Basis

Interest shall be calculated on the basis of a year of 365 days and actual number of days elapsed.

2.	Arrangement Fees to Mandated Lead Arrangers and Agency Fee to Agent Banks

The Co-Borrowers shall pay arrangement fees to the Mandated Lead Arrangers for their arrangement of syndication of the facility and agency fees to the Facility Agent (for management of matters hereunder), the Collateral Agent (for management of Collateral) and the Document Management Agent (for management of relevant documents hereunder). The amount and payment method shall be separately agreed upon by the Co-Borrowers, the Mandated Lead Arrangers, the Facility Agent, the Collateral Agent and the Document Management Agent.

3.	Calculation of Interest Rates and Fee Rates

Interest rates and fee rates under this Agreement expressed as a percentage (%) shall be rounded off to the nearest fourth decimal point.

Article 5 Repayment and Payment

1.	Repayment

(1)
The Co-Borrowers shall repay the Outstanding Principal Amount as at the expiration of the drawdown period in six (6) equal installments with the first one being repaid on the date falling thirty (30) months after the Drawdown Date and thereafter at intervals of six (6) months, provided that in any event all of the Outstanding Balance shall be fully repaid by the Co-Borrowers on the Final Maturity Date.

(2)
Any and all indebtedness incurred by any of the Co-Borrowers under this Agreement, individually or jointly, shall be their joint and several obligations in accordance with Article 272 of the ROC Civil Code where the Co-Borrowers shall be jointly and severally liable for such indebtedness in accordance with applicable laws, regardless of the amount actually drawn by a Co-Borrower, the advance is making available to the account of which Co-Borrower, the actual use of advance or which part of the indebtedness is due but unpaid. However, Inotera's joint and several liabilities for the indebtedness incurred by MST will only commence once Inotera has become MST's wholly owned subsidiary on the Share Swap Record Date. The discharge of any of the Co-Borrowers' liabilities hereunder or the grant of grace period to or other arrangement agreed by the Lenders in respect of one of the Co-Borrowers shall not affect the liabilities of the other Co-Borrower hereunder.

2.	Voluntary Prepayment

The Co-Borrowers shall not prepay the Outstanding Principal Amount, in whole or in part, unless the following requirements are all fulfilled:

(1)	The Co-Borrowers shall have given to the Facility Agent a written notice not less than ten (10) Business Days prior to the date of prepayment;

(2)
Unless the Co-Borrowers prepay all of the Outstanding Principal Amount in full or the Facility Agent otherwise agrees in writing, the prepayment shall be in minimum amount of NT$150,000,000 and in integral multiples of NT$150,000,000; and

(3)
The date of prepayment shall be an Interest Payment Date or a repayment date set forth in Section 5.1(1), and all due and payable interest, expenses and other payable amount shall concurrently be fully paid by the Co-Borrowers together with the prepaid principal.

Any prepayment in violation of the above provisions shall be subject to a penalty in an amount equal to point one per cent. (0.1%) of the prepaid principal amount. The Facility Agent will calculate the amount of the penalty and notify the Co-Borrowers of the same. The Co-Borrowers shall pay the Facility Agent the penalty along with the prepaid amount on the prepayment date and the Facility Agent will then distribute it to each Lender.

3.	Mandatory Prepayment

All the following proceeds received by the Co-Borrowers shall be used to repay the Outstanding Principal Amount, in part or in whole:

(1)	proceeds from sale of any Collateral in accordance with this Agreement and the Security Documents (after deduction of the relevant transaction costs); and

(2)	property insurance proceeds (except for the proceeds permitted to be used for repair or replacement of damaged or destroyed Collateral).

4.	Provisions Applicable to Prepayment

(1)	Any notice of prepayment given by the Co-Borrowers under the provisions of this Agreement shall be irrevocable and the Co-Borrowers shall be bound to make a prepayment in accordance therewith; and

(2)	Prepayment shall be applied against repayment installments set forth in Section 5.1 in the inverse order of maturity.

5.	Proportional Repayment

Unless otherwise provided in this Agreement, the Outstanding Principal Amount of each Lender shall be reduced by the amount so repaid or prepaid by the Co-Borrowers in proportion to the Risk Sharing among the Lenders. If the Outstanding Principal Amount of each Lender cannot be precisely reduced in proportion to the Risk Sharing among the Lenders, the distribution shall be determined by the Facility Agent based on its reasonable judgment; the Co-Borrowers and each Lender shall not raise any objection.

Article 6 Change of Law

1.	Legality

(1)
If prior to the providing of the facility, due to change of law, it will become unlawful for any of the Lenders to maintain or perform its obligations hereunder, the Lender shall so notify the Facility Agent immediately and the Facility Agent, upon receipt of the notice, shall immediately notify the Co-Borrowers of the same where upon (a) the Lender shall have no obligation to maintain or advance the relevant loan before the end of the unlawful situation (and the Lender shall be obligated to provide the loan if the unlawful situation no longer exists before the expiry of the drawdown period); and (b) the Commitment Fraction and the Commitment of other Lenders shall remain unchanged.

(2)
If after the providing of the facility, due to change of law, it is deemed or will be deemed unlawful for any of the Lenders to maintain the specific facility, the Lender shall so notify the Facility Agent immediately and the

Facility, upon receipt of the notification, shall immediately notify the Co-Borrowers of the same, whereupon the Co-Borrowers shall as soon as possible but no later than the expiry of the period permitted by law prepay the Outstanding Principal Amount owed to the Lender together with interest accrued thereon to the date of prepayment and any other sum payable hereunder to the Lender. However, the provisions of Section 5.02 do not apply if the Co-Borrowers prepay in accordance with this Section 6.01(2).

(3)
If the unlawfulness described above is attributable to the Lender concerned, the Lender shall arrange to obtain for the Co-Borrowers substitute facility with terms equivalent to this Agreement, and shall indemnify the Co-Borrowers against the additional cost and expense arising from prepaying the Facility in accordance with Section 6.1(2) (provided that the Co-Borrowers shall provide relevant document or proof evidencing such additional cost and expense).

(4)
If the unlawfulness described above is not attributable to the Lender concerned, the Lender shall discuss with the Co-Borrowers in good faith and, to the extent permitted under applicable laws and on a reasonable effort basis, arrange or assist the Co-Borrowers to obtain other substitute facility in a way practicable in the then-current market. Notwithstanding the above, the Lender shall have no responsibility to ensure the availability of such substitute facility.

(5)
If any of the Lenders fails to provide the Facility under this Agreement for any other reason, and the failure to provide the Facility is attributable to the Lender, such Lender shall arrange for the Co-Borrowers the substitute facility with terms equivalent to this Agreement and shall indemnify the Co-Borrowers against the additional cost so incurred by the Co-Borrowers from obtaining substitute facility at the interest rate higher than that of this Agreement and the relevant additional expense (provided that the Co-Borrowers shall provide relevant document or proof evidencing such additional cost and expense). Notwithstanding the above, if the failure to provide facility is not attributable to the Lender, the Section 6.1(4) shall apply mutatis mutandis.

2.	Increase in the cost; change of law, taxation and other deductions

(1)
In the event that, due to the change in laws or in the interpretation of laws by the authorities, or in compliance with the authorities' instruction or requirement, (a) any of the Lenders is required to pay any other tax in addition to the tax payable for the transactions hereunder, or the tax rate or the tax base in respect of the payment by the Co-Borrowers hereunder has changed (except for the change of the net income tax rate under the law of the ROC or the jurisdiction where the Lenders are incorporated); (b) there is an increase or change in applicable reserve, special deposit or similar requirement in respect of this Transaction or any of the forgoing becomes applicable to this Transaction; or (c) the Lenders' cost of providing facility or maintaining facility increases or the amount receivable by the Lenders hereunder reduces, and in each case the aforesaid increase or reduction would, as reasonably determined by the Lenders, make the Lenders lose or become unable to receive the benefit of the transaction under this Agreement that the Lenders have received or anticipate to receive, the Co-Borrowers shall, upon demand by the Facility Agent, pay such additional amount to the Facility Agent which shall in turn pay each Lender. When making the aforesaid request through the Facility Agent, the Lenders concerned shall provide relevant supporting documents or proof evidencing the increase of costs or the reduction of benefits.

(2)
The Co-Borrowers shall not make any withholding or deduction from the amount payable to the Lenders under this Agreement. Except for any taxes to be borne by the Lenders or the Agent Banks under this Agreement, if the Co-Borrowers are required by the laws or regulations to make any withholding or deduction from any payment under this Agreement, the Co-Borrowers shall pay such additional amount as will ensure that the amount to be actually received by the Lenders or the Agent Banks after the withholding (including withholding in respect of the additional amount paid by the Co-Borrowers under this Section 6.2(2)) will be equivalent to the full amount which they will receive as if no such withholding or deduction had been required.

(3)
All taxes and expenses arising from the execution or registration of this Agreement, Security Documents or other relevant documents now or in the future shall be borne by the Co-Borrowers. If the Mandated Lead Arrangers, the Agent Banks and/or the Lenders have paid any such tax or expense, the Co-Borrowers shall pay the full amount to the Facility Agent within five (5) Business Days of receiving the notice (with the receipt, certificate or related proofs of the aforementioned tax or expense) for the Facility Agent to forward the payment to the relevant Mandated Lead Arrangers, Agent Banks and/or the Lenders, and the Co-Borrowers shall pay the interest on the advanced amount at the Compensatory Interest Rate as of the advance date (on a floating basis) for the number of days from the advance date to the repayment date on the basis of a year of 365 days. Business tax and stamp tax thereof shall be borne by the Co-Borrowers.

(4)
The Co-Borrowers shall provide the original of the payment receipts for withholding tax or deducted amount or the copies certified to be identical with the originals to the Facility Agent within thirty days of paying any withholding tax or making any deduction. If the Co-Borrowers make a request through the Facility Agent, the relevant Lenders shall provide the receipts to the Co-Borrowers regarding the taxes paid by the Lenders which have been reimbursed by the Co-Borrowers.

(5)
If the Facility Agent is required by laws to deduct or withhold any tax from any payment to any Lender under this Agreement or Security Documents, the Co-Borrowers shall, as notified by the Facility Agent, pay such additional amount to the Facility Agent on the payment date for distribution to the Lenders so that the amount to be actually received by the Lenders after all necessary deduction and withholding will be equivalent to the amount which they will receive as if no such deduction or withholding had been required.

(6)
The Co-Borrowers' agreement and obligations under Paragraph 2 of this Article shall survive the Contract Period, provided that the agreement and obligations under each Paragraph of this Article shall solely be borne by MST before Inotera becomes a 100% subsidiary of MST on the Share Swap Record Date.

3.	Bail-in Regime for European Economic Area ("EEA") Banks

Each party to this Agreement understands that:

(1)
Any Lender that is a bank incorporated under the laws of any EEA Member States (the "EEA Bank") shall, in addition to complying with the laws and regulations of the country in which it is incorporated, be subject to the supervision and regulation of the relevant Supervisory Authorities in the European Union (as defined below) for any of its activities and be in compliance with any laws and regulations stipulated by such Supervisory Authorities. Pursuant to Article 55 of Directive 2014/59/EU and its relevant laws and regulations, if an EEA Bank faces financial difficulties or fails to perform its contractual liabilities, a Supervisory Authority is empowered to exercise the Write-down and Conversion Powers delegated by applicable laws and regulations, and to take the Bail-in Action (as defined below) against such EEA Bank, including without limitation: (a) a reduction, in full or in part, in the principal amount and interest amount of the liabilities of such EEA Bank, (b) a conversion of all, or part of, any such liability into shares or other instruments representing equities issued by such EEA Bank; (c) a cancellation of any such liability, and/or (d) a variation of any term of the agreement in relation to any such liability to the extent necessary to give effect to the Bail-in Action.

(2)
The Bail-in Action that the Supervisory Authorities take under their respective authority is binding upon all the counterparties of such EEA Bank and shall prevail over the terms of the relevant contracts and agreement signed with the counterparties.

(3)	For the purpose of this Section 6.3:

(a)	"EEA Member States" shall mean each EU member state, Iceland, Liechtenstein and Norway.

(b)
"Supervisory Authorities" shall mean the competent authorities empowered to exercise the Write-down and Conversion Powers under Article 55 of Directive 2014/59/EU and its relevant laws and regulations.

(c)	"Bail-in Action" shall mean each of the relevant measures adopted by the relevant Supervisory Authorities under their delegated authorities (i.e., the Write-down and Conversion Powers).

(d)
"Write Down and Conversion Powers" are detailed in the mechanism/plan and laws and regulations in connection with resolving/dealing with the debt problem of financial institutions stipulated by EU Member States under EU regulations (i.e., Article 55 of Directive 2014/59/EU) and its relevant laws and regulations.

The Co-Borrowers, the Agent Banks and each of the Lenders confirm that they have understood the provisions of this Section 6.3 and agree that this Agreement shall be subject to the aforementioned Bail-in Action.

Article 7 Other Expenses and Taxes

1.	Expenses

The Co-Borrowers shall reimburse the Mandated Lead Arrangers or the Agent Banks within five (5) Business Days upon request all reasonable costs, expenses, and fees incurred from arranging the facility of this Transaction, assembling the Lenders, negotiating, preparing and executing this Agreement, the Security Documents and any other documents required under this Agreement, modifying or amending this Agreement, the Security Documents or any other documents required under this Agreement to which they are parties, or seeking consent and waiver of right (including but not limited to reasonable attorney's fees and advanced fees, audit fees of CPA engaged for the benefit of the Lenders, other advanced fees, fees for creating or acquiring pledge or other Security Interests, legal fees related to this Transaction before execution of this Agreement and etc.), which costs, expenses, and fees shall be borne by the Co-Borrowers no matter they were incurred prior to the execution of this Agreement or during its duration period or whether this Transaction has been completed. However, such costs, expenses, and fees shall be solely borne by MST before Inotera becomes a 100% subsidiary of MST on the Share Swap Record Date.

2.	Execution Expenses

All costs, expenses and fees (including but not limited to the reasonable attorney's fees, court fees, fees for obtaining enforcement title, fees for compulsory execution, fees for participation in distribution, arbitration fees, and fees arising from a settlement before the court or out-of-court or execution of settlement agreement and other advanced fees) incurred by the Agent Banks and the Lenders as a result of making a claim for or collecting any due indebtedness under this Agreement or any Security Documents or preserving or exercising their rights under this Agreement and Security Documents (including but not limited to participation in bankruptcy, liquidation, reorganization or other legal procedures involving the Co-Borrowers or any other party; or raising objection to or defensing against requests or claims regarding this Agreement or Security Documents made by any other party against the Co-Borrowers) shall be borne by the Co-Borrowers, unless the Co-Borrowers have obtained a favorable judgment or arbitration award under the legal proceeding concerned, in which case the aforesaid fees arising from such legal proceedings shall be borne by the party as determined by the relevant judgment or arbitration award.

3.	Expense sharing

If the Co-Borrowers fail to pay the execution expenses provided in Section 7.2, the Facility Agent may request the relevant Lenders to pay the execution expenses in advance on a pro rata basis according to their Risk Sharing Ratio and may take the necessary actions only after it has actually received the amount. If the relevant Agent Banks advance such execution expenses, the Lenders shall repay such advances to the Facility Agent promptly when notified by the Facility Agent (for the Facility Agent to transfer those amounts to relevant Agent Banks), or the Facility Agent may deduct such amounts from the payments to be distributed to each Lender.

4.	Taxation

Except for the income taxes payable by the Lenders on their income and otherwise agreed under this Agreement, all existing and future taxes imposed by the Republic of China on payments to be paid by the Co-Borrowers pursuant to this Agreement or related documents shall be borne by the Co-Borrowers.

5.	Tax Credit or Allowance

If the Co-Borrowers are of the reasonable opinion that a tax credit or allowance resulting solely and directly from payment by the Co-Borrowers under this Agreement is available under applicable ROC tax laws and regulations and that applying for such tax credit or allowance will not adversely affect the Agent Banks/Lenders or result in the Agent Banks/Lenders incurring any cost (other than a cost reimbursable pursuant to this Section 7.5) or loss, the Co-Borrowers may by notice in writing to the Facility Agent request the Facility Agent/Lenders to and the Facility Agent/Lenders shall apply to the ROC Tax Authority for such tax credit or allowance. The Co-Borrowers shall promptly upon demand by the Facility Agent reimburse the Facility Agent/Lenders for all reasonable costs and expenses incurred by them in preparing, filing and attending to such application. In the event that the Agent Banks/Lenders actually receives the benefit of a tax credit or allowance resulting solely and directly from payment by the Co-Borrowers under this Agreement, the Agent Banks/Lenders shall pay to the Co-Borrowers such part of that benefit as in the opinion of the Agent Banks/Lenders will leave them (after such payment) in no more and no less favourable position than they would have been if the Co-Borrowers had not been required under this Agreement to make payment on account of any deduction or withholding, provided always that the Agent Banks/Lenders:

(1)	have an absolute discretion as to the order and manner in which they employs or claims tax credits and allowances available to them; and

(2)	not be obliged to disclose to the Co-Borrowers any information regarding their tax affairs or tax computations.

6.	Co-Borrowers' obligation to repay disbursements

The Lender or the Agent Banks are not obligated to advance any fees, taxes or expenses for the Co-Borrowers. However, if any of the Lenders or the Agent Banks advances such fees, taxes or expenses, it shall notify the Co-Borrowers. The Co-Borrowers shall repay the full amount to the Facility Agent within five (5) Business Days of receiving the notice from the Lender or relevant Agent Bank for its transfer of such amount to the relevant Agent Bank and/or Lender, and the Co-Borrowers shall pay the interest on the advanced amount at the Compensatory Interest Rate as of the advance date (on a floating basis) for the number of days from the advance date to the repayment date on the basis of a year of 365 days. Business tax and stamp tax shall be borne by the Co-Borrowers.

Article 8 Evidence of Payment and Debt

1.	Payment Made by the Co-Borrowers

Unless otherwise provided under this Agreement, all payments to be made by the Co-Borrowers shall be made to the Facility Agent; otherwise such payments will be invalid repayments. In addition, the Co-Borrowers shall remit or deposit immediately available funds to the account designated by the Facility Agent by 12:00 PM on the applicable due date or make payment by other payment instruments as agreed by the Facility Agent. For payments made by remitting or depositing funds into the account, the repayment shall be effective upon the amount arrive to the account designated by the Facility Agent; for payments made by means other than remittance or deposit, repayment shall be effective when the Facility Agent actually receives the payments. Unless otherwise provided in this Agreement, the Facility Agent shall, distribute each of the above mentioned payments received from the Co-Borrowers to the accounts designated by each Lender in advance on a pro rata basis according to the Risk Sharing Ratio as soon as possible.

2.	Order of Discharge

If any amount received by the Facility Agent from any of the Co-Borrowers is less than the payable amount, the Facility Agent is entitled to apply such payment in the following order: (1) Firstly, to pay the Agent Banks the expenses not paid by the Co-Borrowers or the relevant Lenders that have been incurred by the Agent Banks in exercising their rights under this Agreement and or other relevant documents; (2) Secondly, to pay the fees, penalty and interests which shall be paid by the Co-Borrowers to the Lenders or the Agent Banks but remain unpaid (including Agent Banks' fees); (3) Thirdly, to pay the Outstanding Principal Amount; (4) Fourthly, depending on the nature of the amount, for the Agent Banks to distribute such amount in accordance with the terms hereunder (or as determined by the Agent Banks in the absence of such terms) based on each of the relevant Lenders' Risk Sharing Ratio.

3.	Order of Payment

Unless otherwise provided in this Agreement, when the Facility Agent receives from the Co-Borrowers any amount which shall be distributed to the Lenders, the Facility Agent shall distribute such amount to the Lenders when it actually receives such amount and in accordance with this Agreement. The Lenders shall use the amount to settle the Co-Borrower's debt owed to the Lenders in the order of settlement pursuant to this Agreement and the applicable laws and regulations. If such payment is insufficient to repay all amounts payable to the Lenders under a certain item, the Facility Agent shall distribute such amount based on each Lender's Risk Sharing Ratio.

4.	Refunds

If the Facility Agent distributes to a Lender an amount which the Facility Agent should receive but has not actually received from the Co-Borrowers, such Lender shall on demand promptly refund such amount to the Facility Agent together with interest thereon for the relevant period (at the rate per annum certified by the Facility Agent to represent its cost of funding such amount for such period). If the Facility Agent distributes to a Lender an amount which is required to be returned to the Co-Borrowers, such Lender shall on demand promptly refund such amount to the Facility Agent together with such interest thereon calculated at the call loan rate displayed on the PIBC page (under the circumstance that there are interest payable).

5.	Adjustment of Payment Due on Non-Business Days

Unless otherwise provided under this Agreement, if any payment becomes due and payable on a day other than a Business Day, such payment shall be extended to the subsequent Business Day and if such payable amount is principle, the calculation of the interest payable thereon shall also be adjusted accordingly to the preceding day of the payment day; however, if the above would cause the maturity date of any payment be extended to the next month, such payment shall be made on the preceding Business Day of its original maturity date and if such payable amount is principle, the calculation of the interest payable thereon shall also be adjusted accordingly to the preceding day of the payment day.

6.	Credit Records

The Facility Agent shall establish and keep the credit records of the Co-Borrowers with details of Drawdown of the Facility Amount and payment by the Co-Borrowers. All details of payments payable but unpaid by the Co-Borrowers, unless the Co-Borrowers can prove errors in such records, shall be subject to such records. If any negotiable instruments or other certificates of debt provided by the Co-Borrowers to the Facility Agent/Collateral Agent pursuant to this Agreement is lost, damaged or destroyed, the Co-Borrowers agree to sign documents, issue new negotiable instruments or certificate of debt in accordance with the Facility Agent/Collateral Agent's records to the he Facility Agent/Collateral Agent and the Co-Borrowers shall assist the Facility Agent/Collateral Agent in completing the loss report and stop payment procedures as required by the applicable laws and regulations.

7.	Certificate Conclusive and Binding

If any provision of this Agreement stipulates that the Facility Agent or a Lender may specify or confirm the amount payable by the Co-Borrowers or the interest rate, the evidencing documents issued by the Facility Agent or the Lender in connection with such amount or interest rate shall, in the absence of error and to the extent permitted by law, be a conclusive evidence binding on the Co-Borrowers.

Article 9 Representation

1.	Representations

Unless otherwise agreed in this Agreement, the Co-Borrowers represent to the Lenders, Lead Managers and the Syndicate Banks that as of the date of this Agreement and the date on which the Co-Borrowers submit the Drawdown Request:

(1)	Corporate Existence

The Co-Borrowers are duly organized and validly existing as a company under the laws of its incorporation (the registered address thereof as aforementioned), and have full corporate capacity and power to own its assets and to carry out its business.

(2)	Corporate Power

The Co-Borrowers have full corporate authority and power to execute and deliver this Agreement and the Security Documents and related documents to which they are parties and to perform their obligations thereunder, and have obtained all necessary corporate resolutions, approval or consent to execute, deliver and perform this Agreement and the Security Documents and related documents to which they are parties. Such resolutions, approval and consent have not been revoked and remain in full force and effect.

(3)	Binding Obligations

This Agreement constitutes legal, valid and binding obligations of the Co-Borrowers which are enforceable in accordance with the terms therein. The Security Documents and other related documents to which the Co-Borrowers are parties will, upon the execution and delivery thereof, constitute legal, valid and binding obligations of the Co-Borrowers which are enforceable in accordance with the terms therein. However, this Section 9.1.3 is subject in each case to any applicable reorganization, bankruptcy, insolvency or similar laws in effect generally restricting the Lenders' rights and remedies, and the qualifications or exclusions as provided in the legal opinion issued by the legal counsel of the Lenders in accordance with Section 3.1(14)(a).

(4)	No Violation of Laws

(a)
Neither the execution and delivery of this Agreement and the Security Documents and other related documents by the Co-Borrowers to which they are parties nor the performance by the Co-Borrowers of any of their obligations or the exercise of any of their rights hereunder or thereunder will (i) conflict with or result in a breach of any law, regulation, order, authorization, or agreement or the obligation thereunder; (ii) conflict with or result in violation of the constitutional document or the related documents of each of the Co-Borrowers; (iii) result in violation of any limitation which the Co-Borrowers shall have abided by; or (iv) exceed the authority of the representative(s) of each of the Co-Borrowers.

(b)
Neither the execution and delivery of this Agreement and the Security Documents and other related documents by the Co-Borrowers to which they are parties nor the performance by the Co-Borrowers of any of their obligations or the exercise of any of their rights hereunder or thereunder will not result in a breach of the Co-Borrowers' other contracts or a default thereunder. However, this Section 9.1(4)(b) does not apply to any breach or default which does not have material adverse effect on the ability of the Co-Borrowers and the Guarantor (taken as a whole) to perform their obligations under this Agreement and the Security Documents and related documents to which they are parties.

(5)	No Event of Default

There has been no Event of Default or prospective Event of Default which has occurred or is continuing.

(6)	Government Approvals

(a)
The Co-Borrowers have obtained all necessary consent, approval or authorization of or registration with any governmental authority which is required in connection with the execution and delivery of this Agreement and the Security Documents and related documents to which the Co-Borrowers are parties.

(b)
The Co-Borrowers have obtained all necessary consent, approval or authorization of or registration with any governmental authority which is required in connection with the performance and observation of this Agreement and the Security Documents and related documents to which the Co-Borrowers are parties. However, this Section 9.1(6)(b) does not apply to the failure to obtain the aforementioned consent, approval, authorization or registration that does not have material adverse effect on the ability of the Co-Borrowers and the Guarantor (taken as a whole) to perform their obligations under this Agreement and the Security Documents and related documents to which they are parties.

(7)	No Filing or Registration

Except for the registration and registration fees in connection with the real estate mortgage and chattel mortgage as set forth in Article 11 in accordance with the laws of the ROC, under the laws of the ROC, it is not necessary in order to ensure the validity, enforceability or admissibility in evidence in proceedings of this Agreement and the Security Documents and related documents to which the Co-Borrowers are parties that this Agreement or any Security Documents be filed or registered with any governmental authority in the ROC or elsewhere or that any tax or fees be paid in respect thereof. However, this Section 9.1(7) does not apply if the filing, registration or payment become necessary due to the change of laws after the Drawdown Date and the Co-Borrowers, the Guarantor and the collateral provider have fulfilled the relevant requirements under the new laws to ensure the validity, enforceability or the admissibility into evidence in proceedings of this Agreement, any Security Documents or other related documents.

(8)	No Litigations

(a)
Save for those disclosed to the Mandated Lead Arrangers prior to the date of this Agreement, no litigation, non-litigation, arbitration, administrative appeal, administrative proceeding, compulsory enforcement procedures or any other similar legal procedures are currently taking place or pending and, to the knowledge of the Co-Borrowers, threatened against the Co-Borrowers or any of its assets or business. However, this Section 9.1(8)(a) does not apply to any such legal procedures as aforementioned which do not have material adverse effect on the ability of the Co-Borrowers and the Guarantor (taken as a whole) to perform their obligations under this Agreement and the Security Documents and related documents to which they are parties.

(b)
The Co-Borrowers do not file or has being filed or proceeded with any reorganization, bankruptcy, reconciliation under the Bankruptcy Act, dissolution, suspension of business, liquidation, bail-out, debt negotiation, settlement proceeding or other similar legal procedures which may have a material adverse effect on their financial condition, property or business, and, to the knowledge of the Co-Borrowers, no any such proceedings will be filed shortly or is pending.

(9)	Compliance

The Co-Borrowers do not violate any law, regulation, order, authorization, agreement or obligation applicable to each of them. However, this Section 9.1(9) does not apply to any such violations which does not have material adverse effect on the ability of the Co-Borrowers and the Guarantor (taken as a whole) to perform their obligations under this Agreement and the Security Documents and related documents to which they are parties.

(10)	Financial Statement

The most recent audited financial statements of the Co-Borrowers (for the avoidance of doubts, for MST, except for the financial statements prepared at the end of the fiscal year after the Share Swap Record Date, its financial statements are not required to be audited by the CPA) are prepared in accordance with applicable laws and regulations and generally accepted accounting principles as prescribed by the relevant authorities applied on a consistent basis and fairly represent the financial position of the Co-Borrowers as of the end and during the period of, and the results of their operations for, the financial period to which they relate and, unless otherwise notified by the Co-Borrowers in writing to the Facility Agent, as of the end of such period the Co-Borrowers did not have any significant liabilities (contingent or otherwise) or any unrealized or anticipated losses which are not disclosed by or reserved against in, such financial statements or the footnotes thereof.

(11)	No Misleading Information

The Co-Borrowers do not make any untrue representations on the material facts in this Agreement, the Security Documents and other related documents to which they are parties or any documents submitted to the Lenders in connection with this Agreement, and do not omit any material facts which may create any misleading results in the representations or the documents.

(12)	Correctness of Disclosed Information

The content of all the documents (other than projection and estimates) provided by the Co-Borrowers to the Lenders for this Transaction prior to the date of this Agreement are true, correct and complete in all material aspect. All projection and estimates in such documents were made by the Co-Borrowers reasonably and carefully based on the relevant facts and circumstances and in the Co-Borrowers' opinion, such projection and estimates are reasonable. To the knowledge of the Co-Borrowers, all facts which might materially affect such documents, projection and estimates have been disclosed to the Lenders. However, the Lenders, the Mandated Lead Arrangers and the Agent Banks acknowledge that any such projection or estimates may vary from actual results.

(13)	Taxes

Save for those under the relevant administration remedy proceedings in accordance with laws or regulations, the Co-Borrowers have filed all tax return and paid taxes in a timely manner. However, this Section 9.1(13) does not apply to any such failure to file tax return or pay taxes in a timely manner which does not have material adverse effect on the ability of the Co-Borrowers and the Guarantor (taken as a whole) to perform their obligations under this Agreement and the Security Documents and related documents to which they are parties.

(14)	Legal Title of the Collateral

The Co-Borrowers have the complete and legal ownership or other legal rights on the Collateral provided to the Security Agent. There has been no other lien or encumbrances in favor of other person, lease (other than the Permitted Lease) or other circumstance that may affect the exercise of the mortgage. The Collateral is free of defect in title, and the Co-Borrowers may create security interest on the Collateral in favor for the Security Agent in accordance with the terms hereof.

(15)	Pari Passu Ranking

The unsecured payment obligations of the Co-Borrowers owed to the Lenders under this Agreement and the Security Documents and other related documents to which they are parties rank pari passu with their unsecured and unsubordinated indebtedness, except for indebtedness mandatorily preferred by law.

2.	Continuing Representation

Save for those representations and warranties made solely with reference to the facts and circumstances as of specific date, the Co-Borrowers also represent and warrant to the Lenders, the Agent Banks and the Mandated Lead Arrangers that the foregoing representations under subsections (1) (except that the registered address shall be the one actually registered after change from time to time) , (2), (3), (4), (6), (7), (8)(a), (9), (10), (13), (14) and (15) of Section 9.1 will be true and accurate after the Drawdown Date and throughout the continuance of this Agreement with reference to the facts and circumstances subsisting from time to time.

Article 10 Undertakings

1.	Affirmative Undertakings

The Co-Borrowers undertake and agree with the Lenders, Mandated Lead Managers and the Agent Banks throughout the continuance of this Agreement that they shall:

(1)	Use of Proceeds

Use the proceeds of the drawdown hereunder for the purpose as stated in Section 2.2 above. The Co-Borrowers shall maintain proper accounting system and keep proper books and records and will record complete account of the proceeds of the drawdown (including but not limited to the details of the use thereof) on a consistent basis in conformity with all the accounting principles of laws or regulations stipulated by the relevant competent authorities.

(2)	Continuity of Existence and Compliance with Laws

Maintain continuity of its existence and comply with all applicable laws and orders unless such non-compliance with applicable laws and regulations will not materially and adversely affect the ability of the Co-Borrowers and the Guarantor (taken as a whole) to perform their obligations under this Agreement and the Security Documents and other relevant documents to which they are parties.

(3)	Financial Information

To provide the Document Management Agent with the following documents reviewed or audited by the CPA reasonably recognized by the Document Management Agent:

(a)
MST's CPA-reviewed semi-annual consolidated financial reports within 5 Business Days from 90 days after the end of the first half of each accounting year and MST's CPA audited annual consolidated financial reports within five (5) Business Days from 150 days after the end of each accounting year (in each case including the balance sheets, statement of consolidated income, statement of cash flows and statement of changes in equity). Before MST adjusts its accounting year to be consistent with MTI (i.e. accounting year which starts from around September 1 and ends on around August 31), the accounting year in this Section 10.1(3)(a) shall be MST's accounting year.

(b)
MTI's quarterly consolidated financial reports which shall be filed with the US Securities and Exchange Commission ("SEC") within five (5) Business Days from 90 days after the end of the first half of each accounting year; and MTI's CPA audited annual consolidated financial reports within five (5) Business Days from 150 days after the end of each accounting year.

(c)	When providing the abovementioned financial reports, the Co-Borrowers shall also provide soft copy of such financial reports to facilitate the Document Management Agent's distribution of the soft copy of the financial reports of MST and MTI to each Lender. The parties hereto further agree that for any of the consolidated financial reports to be provided by MTI in accordance with this Section 10.1(3)(c), if MTI has uploaded its quarterly consolidated financial reports to the website designated by the SEC from time to time, such consolidated financial reports of MTI shall be deemed to have been provided by the Co-Borrowers and MTI in accordance with this Section 10.1(3)(c). The Co-Borrowers shall notify the Document Management Agent of the website designated by the SEC for uploading the quarterly consolidated financial reports in writing; if such website is changed and renewed, the Co-Borrowers shall notify the Document Management Agent of the same from time to time.

If necessary for complying with applicable regulatory requirements in respect of supervision and examination by the competent authority,, the Co-Borrowers shall promptly upon the reasonable request of the Facility Agent and/or Document Management Agent, provide the Document Management Agent with its financial information and other information as requested including, but not limited to, the Co-Borrower's financial, business, and operation conditions as well as major shareholder structure and assets. The Document Management Agent is obliged to keep the information so obtained in confidential.

(4)	Financial Covenant

(a)	Ensure MST will maintain the following financial ratios and requirement:

(i)	Leverage ratio (total debts/EBITDA): not higher than 5.50x in 2017 and 2018; and not higher than 4.50x through 2019 to 2021.

(ii)	Tangible net worth (i.e., net worth minus intangible asset): not less than NT$ 4 billion in 2017 and 2018; not less than NT$ 6.5 billion in 2019 and 2020; and not less than NT$ 12 billion from 2021.

The financial ratios and standards above shall be reviewed each half-year based on the semi-annual and annual consolidated financial reports of MST provided in accordance with Section 10.1(3)(a) and the definition of EBITDA described below. When MST provides its financial reports to the Document Management Agent in accordance with Section 10.1(3)(a), it shall also provide a certificate certifying that there is no violation of the financial covenants (in the form of Appendix 10) issued by the CFO or the CPA of MST. Such certificate shall also specify the calculation method and result of the above financial ratios and standards.

If MST fails to meet any of the above-stated financial ratio and requirements but has improved to meet such financial ratio and requirements before the next reviewing date, it would not be deemed as an Event of Default. However, the interest rate for the Outstanding Principal Amount applicable to the Co-Borrowers under this Agreement shall be 0.25% over the agreed applicable interest rate during the period from the day the financial certificate submitted by MST indicates that the agreed financial covenants are not complied to the day of the issuance of the next certificate (which indicates that all financial covenants have been complied). But if MST fails to improve to meet above-stated financial ratio and requirements as of such next reviewing date, it would be deemed as an Event of Default.

(b)	To ensure that MTI will maintain the following financial ratios and requirement:

(i)	Leverage ratio (total debts/EBITDA): not higher than 4.50x in 2016; not higher than 3.50x in 2017; not higher than 3.00x in 2018 and 2019; and not higher than 2.50x in 2020 and 2021.

(ii)
Tangible net worth (i.e., net worth minus intangible asset): not less than US$9 billion in 2016 and 2017; not less than US$12.5 billion in 2018 and 2019; and not less than US$16.5 billion in 2020 and 2021.

The financial ratios and requirements shall be reviewed each half-year quarterly consolidated financial reports and annual consolidated financial reports of MTI provided in accordance with Section 10.1(3)(b) and the definition of EBITDA described below. When the Co-Borrowers provides the financial reports of MTI to the Document Management Agent in accordance with Section 10.1(3)(b), the Co-Borrowers shall also provide a certificate certifying that there is no violation of the financial covenants (in the form of Appendix 1 of Guarantee) issued by the CFO or the CPA of MTI. Such certificate shall also specify the calculation method and result of the above financial ratios and standards.

If MTI fails to meet any of the above-stated financial ratio and requirements, it would not be deemed as an Event of Default. However, the interest rate for the Outstanding Principal Amount applicable to the Co-Borrowers under this Agreement shall be 0.25% over the agreed applicable interest rate during the period from the day the financial certificate submitted by MTI indicates that the agreed financial covenants are not complied to the day of the issuance of the next certificate (which indicates that all financial covenants have been complied)

For avoidance of doubt, if MST and MTI both fail to meet the financial covenants and thus the interest rate shall be increased in accordance with the above, the required interest margin shall not be double counted. In other worlds, the interest rate under such circumstance shall be the applicable interest rate for the Outstanding Principal Amount agreed under this Agreement plus 0.25% per annum.

(c)
For the purpose of reviewing the financial covenants in accordance with this Section 10.1(4), for MST, it shall be based upon the consolidated financial statements of MST; for MTI, it shall be based upon the consolidated financial statements of MTI. The definitions of the relevant terms are:

"EBITDA" means, with respect to any Person for any measurement period, the sum of the amounts for such period, taken as a single accounting period, of (1) Consolidated Net Income; excluding (to the extent deducted or otherwise excluded in calculating Consolidated Net Income in such measurement period), the following amounts (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to such Person’s allocable interest in such entity): (2) Consolidated Non-cash Charges; (3) Consolidated Interest Expense; (4) Consolidated Income Tax Expense; (5) restructuring expenses and charges; (6) any expenses or charges related to any equity offering, investment, recapitalization or incurrence of indebtedness not prohibited under this Agreement (whether or not successful) or related to the issuance of negotiable instruments; and (7) any charges, expenses or costs incurred in connection or associated with mergers, acquisitions or divestitures after the execution of this Agreement.

For the purpose of calculating EBITDA, it shall be calculated after giving effect on a pro forma basis for the applicable measurement period to any asset sales or other dispositions or acquisitions, investment, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by such Person and its Subsidiaries (1) that have occurred during such measurement period or at any time subsequent to the last day of such measurement period and on or prior to the date of the transaction in respect of which Consolidated EBITDA is being determined and (2) that MST determines in good faith are outside the ordinary course of business, in each case as if such asset sale or other disposition or acquisition, investment, merger, consolidation or disposed operation occurred on the first day of such measurement period.

"Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for (or benefit of) federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with applicable laws and regulations and applicable accounting standards provided by the relevant competent authority, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted (or added back, in the case of income tax benefit) in computing Consolidated Net Income.

"Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the total net interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with applicable laws and regulations and applicable accounting standards provided by the relevant competent authority to the extent deducted in calculating Consolidated Net Income, of such Person and its Subsidiaries.

"Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries, after deduction of net income (or loss) attributable to non-controlling interests, for such period as determined in accordance with applicable laws and regulations and applicable accounting standards provided by the relevant competent authority, adjusted, to the extent included in calculating such net income, by excluding, without duplication, the following (or, to the extent attributable to a non-wholly owned consolidated entity, a portion of the following amounts proportionate to such Person’s allocable interest in such entity): (1) all extraordinary, unusual or nonrecurring gains or losses (net of fees and expense relating to the transaction giving rise thereto); (2) charges or losses as a result of judgments and settlements in connection with litigation or threatened litigation, up to a maximum in any measurement period of NT$31,500,000,000; (3) gains or losses in respect of any asset impairments, write-offs or sales (net of expenses and charges relating to the transaction giving rise thereto); (4) any expenses, losses or charges incurred related to lower of cost or market write-downs for work in process or finished goods inventories; (5) any expenses, losses or charges incurred related to excess or obsolete inventories; (6) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations: (7) any gain or loss realized as a result of the cumulative effect of a change in accounting standards; (8) any net gains or losses attributable to the early extinguishment or conversion of Indebtedness, derivative instruments, embedded derivatives or other similar obligations; (9) equity in net income (loss) of equity method investees; (10) gains, losses, income and expenses resulting from the application of fair value accounting to derivative instruments; and (11) gains or losses resulting from currency fluctuations. In addition, to the extent not already included in Consolidated Net Income of such Person and its Subsidiaries, the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any investment or sale, conveyance, transfer or disposition of assets not prohibited under this Agreement.

"Consolidated Non-cash Charges" means, with respect to any Person for any period determined on a consolidated basis in accordance with applicable laws and regulations and applicable accounting standards provided by the relevant competent authority, the aggregate depreciation; amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses); non-cash compensation expense incurred in connection with the issuance of Equity Interests to any director, officer, employee or consultant of such Person or any Subsidiary; and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

"Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Subsidiary" of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned by such Person or one or more Subsidiaries of such Person or any combination thereof. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of MST.

"Voting Stock" of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

(5)	Notifications

The Co-Borrowers shall notify the Facility Agent (but such notification shall not exempt the Co-Borrowers from their obligations under the law or this Agreement and shall not prevent the Lenders from exercising their rights under the law or this Agreement) of the following events and the response measures that the Co-Borrowers Borrower intends to take as soon as possible after they are aware of the same:

(a)	Any Event of Default occurs and the remedial actions that have been taken.

(b)	The Co-Borrowers know that there is a breach of Sections 9.1(4) or 9.1(6).

(c)	The Co-Borrowers know that any of their representations in this Agreement becomes untrue.

(d)	Any changes in the Co-Borrowers' shareholder structure.

(6)	Note and Note Authorization

The Co-Borrowers and the Guarantor shall jointly issue and deliver to the Collateral Agent as payee a Note in the amount of the Facility Amount with blank maturity date, commencement date of interest, and interest rate and its Note Authorization (authorizing the Collateral Agent to fill in the maturity date, the interest rate and commencement date of interest of the Note) no later than the application for Drawdown. Upon the expiration of two (2) years from the issue date of any Note, the Collateral Agent may request the Co-Borrowers and the Guarantor to issue and deliver a new Note specified such date as issue date, in the amount of the Outstanding Principal Amount at that time with blank maturity date, commencement date of interest and interest rate and its Note Authorization to replace the Note and Note Authorization delivered in accordance with this Section 10.1(6). The Collateral Agent shall return the prior Note and Note authorization to MST after it has received the newly issued Note and Note authorization delivered by the Co-Borrowers and the Guarantor in accordance with this Section 10.1(6). The Note and the Note Authorization shall be in the form of Appendices 2 and 3 respectively.

(7)	Repayment Account

One of the Co-Borrowers shall establish the Repayment Account with the Facility Agent and Collateral Agent prior to the Drawdown Date and complete the pledge of the Repayment Accounts to the Facility Agent and Collateral Agent respectively in accordance with Section 11.4 of this Agreement. The Co-Borrowers shall procure or maintain the total balance in the Repayment Accounts not less than the amount of interest payable by the Co-Borrowers for the subsequent six months pursuant to this Agreement at any time from the Drawdown to the end of the Contract Period.

(8)	Creation of Pledge or Mortgage

The Co-Borrowers shall, and shall procure the Guarantor to, in accordance with Sections 11.1 to 11.3 of this Agreement, execute relevant Security Documents, provide relevant collaterals and create security interest in favor of the Collateral Agent.

(9)	Maintenance of Shareholding and De Facto Control

(a)
Except that MST and Inotera merge pursuant to the provisions of this Agreement, MST shall directly or indirectly hold no less than sixty-seven per cent (67%) of the issued shares of Inotera, and maintain the de facto control of Inotera.

(b)
Ensure and procure MTI to directly or indirectly hold no less than sixty-seven per cent (67%) of the issued shares of MST or the surviving company after the merger of MST and Inotera pursuant to the relevant provisions of this Agreement, and maintain the de facto control of MST (or the above-mentioned surviving company).

(c)
Shall ensure and procure that MTI shall not transfer, sell or in any other form dispose of any shares of MST, Inotera or the surviving company after the merger MST and Inotera pursuant to the relevant provisions of this Agreement directly or indirectly held by MTI to any person separately agreed and specified by MTI and the Lenders.

(10)	Maintenance of Listing

Shall ensure the issued shares of MTI remain listed and traded on NASDAQ or NYSE.

(11)	Pledged Shares of Micron B.V.

If MTI and Micron B.V. receive a favorable and final judgment in the Litigation between MTI / Micron B.V. and insolvency administrator for the estate of Qimonda, the Co-Borrowers shall procure Micron B.V. to provide the Pledged Shares of Micron B.V. and complete the pledge of such shares according to Section 11.3(3).

(12)	Ranking of Claims Not Subordinated to Unsecured Claims

Ensure the ranking of claims of its unsecured debts under this Agreement and the Security Documents to which it is a party shall always at least rank pari passu with other unsecured debts of the borrower (save for those mandatory preferred by law). In addition, the Collateral Agent (for all the Lenders' benefit based on the joint and several claim relationship) shall obtain the Security Interests over the relevant Collateral with the required priority after mortgage and pledge are duly created thereon in accordance with the relevant Security Documents, and the Collateral Agent may share such benefits with each Lender pursuant to the provisions of this Agreement.

(13)	Shareholders Loan (covenant)

If any Co-Borrower has a loan from its shareholder, it shall procure the shareholder to issue and deliver a Subordination Undertaking (in the form of Appendix 13) to the Facility Agent, agreeing that the ranking in satisfaction of the shareholder's claims being subordinate to that of all claims of the Lenders hereunder and that the interest rate being not higher than the minimum interest rate calculated in accordance with the provisions of this Agreement; however, provided, that the above shall not apply to the following:

(a)	up to US$2 billion intercompany loan for the payment of consideration of Share Swap by MST to Inotera's existing shareholders, Micron B.V. and Numonyx Holdings B.V;

(b)	short term intercompany loan which is for Co-Borrowers' working capital or fund procurement for their ordinary operation; and

(c)	intercompany loan which is for any Co-Borrowers' capital expenditure, if there is no Event of Default.

(14)	Obtain Necessary Licenses

(a)	Obtain, update and maintain according to the then applicable laws and regulations:

(i)	permits, approvals, licenses and/or registrations necessary for this Transaction and the Collaterals; and

(ii)
other approvals, licenses, consents, permits and/or registrations required for the relevant businesses of the Co-Borrowers, save for that if the failure to obtain the above-mentioned approvals, licenses, consents, permits and/or registrations under this subparagraph (ii) does not materially and adversely affect the abilities for the Co-Borrowers and the Guarantors (taken as a whole) to perform their obligations under this Agreement and the Security Documents and other relevant documents to which they are parties;

(b)	However, it does not constitute an Event of Default if the Co-Borrowers breach this Section 10.1(14) but rectify it within thirty (30) days after the breach.

(15)	Maintenance of Good Operation and Business

Maintain operation and assets in good condition, and purchase such kind and in such amounts of insurance for insurable assets as is customary in the industry from reputable insurance company reasonably approved by the Collateral Agent.

(16)	Performance of Environmental Matters

Ensure the Co-Borrowers comply with relevant laws and regulations from time to time with respect to matters of environmental protection, pollution prevention, waste disposal, etc., and obtain all permits form the respective competent authority pursuant to such laws and regulations, save for that if the failure to comply with the above-mentioned matters does not materially and adversely affect the abilities for the Co-Borrowers and the Guarantors (taken as a whole) to perform their obligations under this Agreement and the Security Documents and other relevant documents to which they are parties; however, it does not constitute an Event of Default if the Co-Borrowers breach this Section 10.1(16) but rectify it within thirty (30) days after the breach.

(17)	Supervision and Inspection

(a) If an Event of Default has occurred, after the prior written notice by the Facility Agent, allow the representative of the Facility Agent and the personnel delegated or hired by the Facility Agent, subject to non-interference with the operation of the Co-Borrowers, to enter the relevant facilities during the normal business hours of the Co-

Borrowers, and provide the books, records or documents relevant to the Co-Borrowers' ability of performing the obligations under this Agreement and the Security Documents or other relevant agreements to which they are parties upon the reasonable request by the Facility Agent for the Facility Agent to examine, photocopy or make abstracts of; and (b) where the Collateral Agent is required to inspect and supervise the Collaterals under the applicable laws and regulations, after the prior written notice by the Collateral Agent, allow the representative of the Collateral Agent and the personnel delegated or hired by the Collateral Agent, subject to non-interference with the operation of the Co-Borrowers, to enter the relevant facilities during the normal business hours of the Co-Borrowers to conduct the necessary inspection of the Collaterals. The Facility Agent or Collateral Agent may provide the information so acquired to the Lenders, and the Lenders shall be obligated to keep such information in confidence.

(18)	Equal Mortgage

Except for the assets pledged or mortgaged in favor of the financial institutions prior to the execution of this Agreement and the right in rem created over the assets for the purpose of financing the consideration for purchase and acquisition of such assets or the relevant capital expenditure in the future, creation of security interest or other encumbrance over the Co-Borrowers' assets or increase of secured amount/indebtedness of existing security interest or other encumbrance over the Co-Borrowers' assets shall be consented by the Majority Banks in writing and in the form and within the term designated by the Facility Agent, unless while creating or increasing such security interests or encumbrance in favor of others, a security interest of the same priority over the same assets (on a proportional basis) or a security interest of the same priority over similar assets with equivalent value has been created in favor of the Collateral Agent for the Collateral Agent to hold such security interests for the benefits of the Lenders.

(19)	Permitted Lease

If a Permitted Lease is expired and Inotera would like to lease the same area, it must be conducted by signing a new lease agreement, instead of maintaining the existing lease by an extension of the original lease agreement. Where a new lease agreement is signed, Inotera shall provide the Collateral Agent with a copy thereof.

(20)	FATCA

(a)
To the knowledge of each Co-Borrower, it is not a FATCA FFI or a U.S. Taxpayer. If any of the Co-Borrowers is subsequently aware that it might become a FATCA FFI or a U.S. Taxpayer, it shall immediately notify the Facility Agent. The Co-Borrowers agree that, for the compliance with the FATCA, anti-money laundering laws in the ROC and other relevant countries and the relevant laws and regulations applicable to the Lenders, the Lender(s) may request the Co-Borrowers through the Facility Agent to provide them with the relevant data and documents from time to time. The Co-Borrowers shall provide such data and documents in accordance with the Lender(s)’ reasonable request(s) made through the Facility Agent. The Co-Borrowers agree that the Lender(s) may submit and report such data and document in accordance with applicable laws and regulations and the order of the competent authorities.

(b)	Each Lender shall, upon a reasonable request by any of the Co-Borrowers,[1]

(i)	confirm to that Co-Borrower whether it is a FATCA Exempt Party or not; and

(ii)	provide that Co-Borrower with such data and documents relating to its status under the FATCA as that Co-Borrower reasonably requests for the purposes of that Co-Borrower's compliance with the FATCA.

1 Note to B&M: The FATCA withholding/deduction would only occur if the Lenders don’t provide the Co-Borrowers with the applicable tax forms confirming FATCA compliance.

(c)
Notwithstanding anything to the contrary in this Agreement, each Co-Borrower may conduct any FATCA Withholding it is required to make by the FATCA, and any payment required in connection with the FATCA Withholding, and each Co-Borrower shall not be required to increase any payment in respect of which it conducts such a FATCA Withholding or otherwise compensates the recipient of the payment for that FATCA Withholding.

2.	Negative Undertakings

The Co-Borrowers hereby undertakes to the Lenders, the Mandated Lead Arrangers and the Agent Banks that the Co-Borrowers shall not conduct any of the following acts during the Contract Period unless otherwise consented by the Majority Banks in writing:

(1)	Change of Main Business Scope and Nature of Business

Inotera or the actual operating surviving company after the merger/reorganization, save for the necessity for increasing its business scope or expanding its business, change its main business scope (i.e., electronic parts and components manufacturing - semiconductor memory manufacturing) or nature of business.

(2)	Capital Reduction

Capital reduction (except for the purpose of making up losses in accordance with Company Act), repayment of shareholder's loans (except permitted under Section 10.1(13)), buy-back or redemption of its own shares or distribution of assets to its shareholders (except for the dividends distributed by Inotera and the dividends distributed by MST in accordance with Section 10.2(4)).

(3)	Merger with Other Person

Merge with any other person (except where the Co-Borrowers will be the surviving company after the merger or MTI will still directly or indirectly hold no less than sixty-seven per cent (67%) of the shares of the surviving company and has actual management control of the surviving company after the merger).

(4)	Distribution of Cash Dividends

Distribution of any cash dividends by MST or the surviving company after merger of MST and Inotera unless the following two conditions are met: (1) the Leverage Ratio shown in the consolidated financial reports of MST provided in accordance with Section 10.1(3) is less than 3x; and (2) at least 33% of the principal amount drawn by the Co-Borrowers as of the expiration of the drawdown period has been repaid by the Co-Borrowers in accordance with Article 5.

(5)	Providing Funds or Loans

Provide funds or loans to any person other than the affiliates of MTI (except where (i) the debt ratio shown on the consolidated financial statement of MST is lower than three hundred per cent (300%); or (ii) it is necessary in the ordinary course of business, provided that in each case it shall comply with the articles of incorporation and the procedures for providing loans to others (if any) applicable to the relevant Co-Borrower).

(6)	Provision of Endorsements and Guarantees

Assume liabilities, provide guarantees, endorsements or otherwise become directly or indirectly liable for the indebtedness of any person other than the affiliates of MTI (except where (i) the debt ratio shown on the consolidated financial statement of MST is lower than three hundred per cent (300%); or (ii) it is necessary in the ordinary course of business, provided that in each case it shall comply with the articles of incorporation and the procedures for providing loans to others (if any) applicable to the relevant Co-Borrower).

(7)	Amendment to Articles of Incorporation

Make any amendment to the articles of incorporation which has a material adverse effect on its ability to perform its obligations under this Agreement, and the Security Documents and other relevant documents to which it is a party.

(8)	Disposal of Major Assets and Rights

Sell, lease (other than Permitted Lease), transfer, create encumbrance on or otherwise dispose of its major assets and revenue, unless the forgoing does not have material adverse effect on the ability of the Co-Borrowers and the Guarantor (taken as a whole) to perform their obligations under this Agreement and the Security Documents and related documents to which they are parties.

(9)	Disposal of Collateral

Unless otherwise provided in Article11, sell, transfer, lend, create encumbrance on or otherwise dispose of the Collateral in whole or in part.

Article 11 Collateral

1.	Land and Fab

(1)
To secure the obligations of the Co-Borrowers to the Lenders under this Agreement, Inotera shall, prior to the Drawdown, create and perfect a first priority real estate mortgage over the Land and Fab (other terms and conditions for creation of real estate mortgage over land and buildings is in the form of Appendix 5 hereto) in favor of the Collateral Agent with the maximum secured amount equal to one hundred and twenty per cent. (120%) of the appraisal value (after deduction of land value increment tax calculated based on the announced current value and depreciation) set forth in the appraisal report for the Land and Fab issued by a professional appraiser approved by the Collateral Agent (the "Appraisal Value of Real Estate") and complete the relevant mortgage registrations for the Collateral Agent to hold and enjoy such security interests as joint and several creditor for the benefits of the Lenders. Inotera agrees that the ascertainment date of the secured obligations under the aforementioned real estate mortgage with maximum secured amount shall be thirty (30) years from the date of completion of mortgage registration and agrees to waive its rights under Article 881-7 of the Civil Code.

(2)
Recognized Value (For the Purpose of Being Collateral): The recognized value (for the purpose of being Collateral) shall be eighty per cent. (80%) of the Appraisal Value of Real Estate provided that the recognized value (for the purpose of being Collateral) for Land No. 21, Kwun Tong Section, Guanyin District, Taoyuan City shall be fifty-five per cent. (55%) of the Appraisal Value of Real Estate.

2.	Machinery and Equipment

(1)	To secure the obligations of the Co-Borrowers to the Lenders under this Agreement, Inotera shall:

(a)
prior to the Drawdown Date, execute the Chattel Mortgage Agreement (in the form of Appendix 6 hereto) to create a first priority chattel mortgage over the First Batch of Machinery and Equipment with the maximum secured amount equal to one hundred and forty per cent. (140%) of recognized value (for the purpose of being Collateral) of the Machinery and Equipment calculated pursuant to Section 11.2(2) in favor of the Collateral Agent and complete the relevant mortgage registrations for the Collateral Agent to hold and enjoy such security interests as joint and several creditor for the benefits of the Lenders. The First Batch of Machinery and Equipment shall include (as of the Drawdown Date): (i) the Machinery and Equipment purchased in the most recent year with an aggregate amount of no less than Twenty Two Billion and Five Hundred Million New Taiwan Dollars (NT$22,500,000,000) based on the price set forth in the invoices for purchase of such Machinery and Equipment or the price set forth in the cost audit report; and (ii) the Machinery and Equipment purchased for more than one (1) year.

(b)
within six (6) months after the Drawdown Date, execute the Chattel Mortgage Agreement (in the form of Appendix 6 hereto) to create a first priority chattel mortgage over the Second Batch of Machinery and Equipment with the maximum secured amount equal to one hundred and forty per cent. (140%) of recognized value (for the purpose of being Collateral) of the Machinery and Equipment calculated pursuant to Section 11.2(2) in favor of the Collateral Agent and complete the relevant mortgage registrations for the Collateral Agent to hold and enjoy such security interests as joint and several creditor for the benefits of the Lenders. The Second Batch of Machinery and Equipment shall include

(as of the Drawdown Date) the Machinery and Equipment purchased in the most recent year, with an aggregate amount (together with the amount of mortgaged Machinery and Equipment purchased within the most recent year under the First Batch of Machinery and Equipment) not less than Fifty Eight Billion and Nine Hundred Million New Taiwan Dollars (NT$58,900,000,000).

(2)	Recognized Value (For the Purpose of being Collateral): The recognized value (for the purpose of being Collateral) shall be calculated as follows:

(a)
Machinery and Equipment purchased within one (1) year from the Drawdown Date: seventy per cent. (70%) of the price set forth in the relevant invoices for purchase of such Machinery and Equipment and the price set forth in the cost audit report (and the aggregate price shall not be lower than Fifty Eight Billion and Nine Hundred Million New Taiwan Dollars (NT$58,900,000,000)).

(b)
Machinery and Equipment purchased for more than one (1) year from the Drawdown Date: seventy per cent. (70%) of the in-place value set forth in the appraisal report issued by a professional appraiser approved by the Collateral Agent.

(3)
Inotera agrees that the ascertainment date of the secured obligations under the aforementioned chattel mortgage with maximum secured amount shall be thirty (30) years from date of completion of mortgage registration and agrees to waive its rights under Article 881-7 of the Civil Code.

(4)
Inotera shall ensure that (a) the appraisal report provided for processing the mortgage over the Equipment and Machinery under this Section 11.2 shall specify the remaining useful life of the Machinery and Equipment; and that (b) the remaining depreciable life or remaining useful life of the Machinery and Equipment stated in item (a) above shall not be shorter than the facility period.

(5)
If the Machinery and Equipment is located in the Land or Fab leased from Nanya, Inotera shall provide the waiver for potential statutory lien over such Machinery and Equipment located in such Land or Fab to the Collateral Agent.

(6)
Once the chattel mortgage registrations has been completed, Inotera shall affix plaques or other markings on the notable place of the relevant objects subject to mortgage registration in the manner reasonably requested by the Collateral Agent, stating that the Collateral Agent is the mortgagee. Inotera shall, take photos as evidence in accordance with the scope and method as reasonably requested by the Collateral Agent once the plaques or other markings are duly affixed, and shall deliver such photos to the Collateral Agent for safekeeping within fifteen (15) days from the completion date of chattel mortgage registrations or such other longer period as agreed by the Collateral Agent.

(7)	Substitution of Machinery and Equipment

During the Contract Period, if Inotera needs to substitute the Machinery and Equipment for its operation, it shall apply with the Collateral Agent and provide new Machinery and Equipment as collateral to complete the substitution of collateral in the following manner:

(a)	Application for Substitution of Machinery and Equipment

(i)
If the aggregate recognized value (for the purpose of being Collateral) of the substituted Machinery and Equipment as at the time the chattel mortgage is created in the same fiscal year does not exceed Three Billion and Five Hundred Million New Taiwan Dollars (NT$3,500,000,000) (inclusive), Inotera shall notify the Collateral Agent in writing at least thirty (30) days prior to the proposed date of substitution of Machinery and Equipment or such other shorter period as agreed in writing by the Collateral Agent and provide new collateral to substitute the Machinery and Equipment pursuant to Section 11.2(7)(b).

(ii)
If the aggregate recognized value (for the purpose of being Collateral) of the substituted Machinery and Equipment as at the time the chattel mortgage is created in the same fiscal year exceeds Three Billion and Five Hundred Million New Taiwan Dollars (NT$3,500,000,000), Inotera shall notify the Collateral Agent in writing at least ninety (90) days prior to the proposed date of substitution of Machinery and Equipment or such other shorter period as agreed in writing by the Collateral Agent for the Collateral Agent to consult with the Lenders, and the substitution shall be subject to the written consent of the Majority Banks, which consent shall not be unreasonably withheld by the Majority Banks. If Inotera has an urgent business need and the Co-Borrowers have pledged cash deposit/certificate of time deposit to the Collateral Agent or have provided bank guarantee letter or stand-by L/C (in each case with the same recognized value (for the purpose of being Collateral) as the Machinery and Equipment to be substituted), Inotera may, without the written consent of the Majority Banks, proceed in accordance with Section 11.2(7)(a)(i); the Collateral Agent shall release the above-mentioned pledged over deposit/certificate of time deposit and return the bank guarantee letter or stand-by L/C [to the Co-Borrowers] once the written consent of the Majority Banks has been obtained and new collateral to substitute the Machinery and Equipment has been provided in accordance with Section 11.2(7)(b).

(b)	Substitution of Machinery and Equipment and/or Provision of Additional Collateral

(i)
Inotera shall provide the appraisal report issued by a professional appraiser approved by the Collateral Agent or the invoice of purchasing new Machinery and Equipment (within 12 months from the date of the invoice) and calculate the recognized value (for the purpose of being Collateral) [of the new Machinery and Equipment] in accordance with Section 11.2(2)(a). The recognized value (for the purpose of being Collateral) of the new Machinery and Equipment shall not be less than the then recognized value (for the purpose of being Collateral) of the Machinery and Equipment to be substituted; otherwise the Co-Borrowers shall provide additional Collateral recognized by the Collateral Agent to meet up the shortfall or voluntarily prepay the Outstanding Principal Amount in part in accordance with Article 5.

(ii)
Inotera shall execute the Chattel Mortgage Agreement (in the form of Appendix 6 hereto) and create a first priority chattel mortgage over the additional Machinery and Equipment with the maximum secured amount in favor of the Collateral Agent, and once the relevant chattel mortgage registration has been completed, the Collateral Agent shall assist in de-registering mortgage registration over the Machinery and Equipment to be substituted.

3.	Shares

(1)	Share Pledge Agreement

The Co-Borrowers shall procure Micron Technology to execute the Share Pledge Agreement (in the form of Appendix 8 hereto) prior to the Drawdown to create a first priority share pledge over one hundred per cent. (100%) shares in MST with the maximum secured amount of Eighty Billion New Taiwan Dollars (NT$80,000,000,000)2 in favor of the Collateral Agent and deliver the share certificates representing such shares duly endorsed to the Collateral Agent for the Collateral Agent to hold and enjoy such security interests as joint and several creditor for the benefits of the Lenders. The Co-Borrowers shall procure Micron Technology to agree that the ascertainment date of the secured obligations under the aforementioned share pledge with maximum secured amount shall be twenty (20) years from the date of creation of the share pledge and agree to waive its rights under Article 881-7 of the Civil Code, which applies mutatis mutandis to Article 899-1 of the same.

(2)	Inotera Share Pledge Agreement

MST shall, within five (5) Business Days from the Drawdown Date, create a first priority pledge over no less than eighty per cent. (80%) of the issued shares in Inotera with the maximum secured amount of Eighty Billion New Taiwan Dollars (NT$80,000,000,000) in favor of the Collateral Argent in accordance with the Inotera Share Pledge Agreement (in the form of Appendix 7 hereto) pre-executed and delivered prior to the Drawdown Date, and deliver the share certificates representing such shares duly endorsed to the Collateral Agent for the Collateral Agent to hold and enjoy such security interests as joint and several creditor for the benefits of the Lenders. MST

2 L&L Note to Micron: We think it is OK since no fees will incur from or be affected by the agreed maximum secured amount, and it is common in local practice to put the facility amount as the maximum secured amount under a share pledge agreement.

agrees that the ascertainment date of the secured obligations under the aforementioned share pledge with maximum secured amount shall be twenty (20) years from the date of creation of the share pledge and agrees to waive its rights under Article 881-7 of the Civil Code, which applies mutatis mutandis to Article 899-1 of the same.

(3)	Pledged Shares of Micron B.V.

If the final judgment in connection with the Litigation between MTI / Micron B.V. and insolvency administrator for the estate of Qimonda is in favor of MTI and Micron B.V., the Co-Borrowers shall procure Micron B.V. to pledge the Pledged Shares of Micron B.V. to the Collateral Agent within the reasonable period designated by the Collateral Agent. The agreement to be executed and the procedure required for creation of the share pledge shall comply with Section 11.3(2).

4.	Repayment Account

Either Co-Borrower shall, prior to the Drawdown, execute the Account Pledge Agreement (in the form of Appendix 9 hereto) to create a first priority pledge over the Repayment Accounts respectively in favor of the Facility Agent and the Collateral Agent with the maximum secured amount of Eighty Billion New Taiwan Dollars (NT$80,000,000,000) each for the Facility Agent and the Collateral Agent to hold and enjoy such security interests as joint and several creditor for the benefits of the Lenders. The Co-Borrower opening the Repayment Accounts agrees that the ascertainment date of the secured obligations under the aforementioned account pledge with maximum secured amount shall be twenty (20) years from the date of creation of the account pledge and agrees to waive its rights under Article 881-7 of the Civil Code, which applies mutatis mutandis to Article 899-1 of the same.

5.	Insurance

(1)
Inotera shall keep its Fab and Machinery and Equipment fully insured of such kind and in such amounts as is customary in the industry as recognized by the Collateral Agent (the "Existing Insurance") and Inotera shall, prior to Drawdown, execute the Insurance Assignment in the form and substance of Appendix 15 hereto to assign the relevant insurance interest in its Fab and Machinery and Equipment (excluding third party liability insurance and public liability insurance) to the Collateral Agent and name the Collateral Agent as the loss payee (in the first priority), and the agreement to name the Collateral Agent as loss payee shall not be amended without the consent of the Collateral Agent. The originals of certificates of insurance and originals or certified copies of the certificate for payment (or other evidencing documents) shall be delivered to the Collateral Agent for its custody within thirty (30) days after the Drawdown Date.

(2)
If Inotera's Fab and Machinery and Equipment that shall have been covered by the insurance pursuant to Section 11.5(1) hereunder shall be covered by the Co-Borrowers' group insurance policy after the Drawdown, the relevant procedures shall be completed before the termination or expiry of the Existing Insurance, and the Collateral Agent shall provide its consent to and assist in the relevant matters if such matters required its consent or assistance provided that the relevant fees and expenses shall be borne by the Co-Borrowers. Inotera shall, prior to the termination or expiry (without renewal) of the Existing Insurance, inform the insurance company of the group insurance policy to name the Collateral Agent and Inotera as the joint loss payee and execute a letter of authorization to the insurance company agreeing that the insurance proceeds shall be remitted to the Repayment Accounts. In the event that the Inotera sends notice to the insurance company, Inotera shall provide the Collateral Agent with a copy of such notice. Inotera shall also deliver to the Collateral Agent originals of certificates of insurance and originals or certified copies of the certificate for payment (or other evidencing documents) to the Collateral Agent upon the termination or expiry (without renewal) of the Existing Insurance or such other period agreed by the Collateral Agent. (3)    If Inotera would like to repair or restore the damaged or destroyed Fab and/or Machinery and Equipment, the Facility Agent shall, based on the relevant evidencing documents [of the repair or restoration costs], directly release the insurance proceeds to the Co-Borrowers up to 10% of the principal amount drawn by the Co-Borrowers as of the expiration of the drawdown period; provided, that if the insurance proceeds exceed the above amount, the Facility Agent would release such insurance proceeds to the Co-Borrowers only after a repair or restoration plan has been provided by the Co-Borrowers and the consent of the Majority Banks has been obtained, which consent shall not be unreasonably withheld. The Co-Borrowers shall also create a first priority mortgage over the restored Fab and/or Machinery and Equipment with a maximum secured amount in favor of the Collateral Agent once the Fab and/or Machinery and Equipment has been rebuilt or re-installed. If Inotera reasonably determines that such damaged Fab and/or Machinery and Equipment cannot be repaired or rebuilt, the insurance proceeds shall be used for the mandatory prepayment of the Outstanding Principal

Amount in accordance with Article 5 hereof.

6.	Registration Fees

Except for the fees and expenses relating to insurances that shall be borne by Inotera, the relevant taxes, charges or fees arising from the creation and perfection of the relevant mortgages and pledges under this Article and the amendment registrations in connection with the substitute or additional Collateral permitted under this Article and the notice related to insurances shall be borne by MST.

7.	Security Interests

(1)
The parties hereto agree that, with respect to the security interests enjoyed by each Lender under the Security Agreements, the Collateral and each Security Document, the Collateral Agent shall act as the pledgee or the holder of other Security Interests for the Collateral Agent (in its capacity as a joint and several creditor) to hold and control such security interests and to exercise the rights thereunder in accordance with the terms of this Agreement, and the Collateral Agent shall share such interests with each Lender based on its Risk Sharing Ratio on the basis of joint and several claims.

(2)
The sums obtained by the Collateral Agent through exercise of the relevant rights under the Security Agreements, each Security Document and this Agreement shall be applied by the Facility Agent in the following order: (a) first, to reimburse expenses incurred by the Agent Banks arising from their exercise of rights under this Agreement, the Security Agreements, each Security Document and other relevant documents that remain unpaid by the Co-Borrowers or the relevant Lenders; (b) then to pay the fees (including the agency fee to the Agent Banks), penalty and interest (including default interest) due and payable to each Lender or the Agent Banks hereunder; (c) then to repay the Outstanding Principal Amount; and (d) then to be distributed by the Agent Banks based on the nature of such sums and the Risk Sharing Ratio of the relevant Lenders in accordance with the provisions of this Agreement (if there is no express provision hereunder, the Agent Banks shall have the discretion to make the distribution).

(3)
Notwithstanding anything herein to the contrary, each Lender agrees that its rights and interests relating to or under the Collateral, this Agreement, the Security Agreements and each Security Document shall be exercised by the Collateral Agent for the benefits of each Lender and the Collateral Agent in accordance with the terms of this Agreement and the written instruction of the Majority Banks. Unless otherwise provided hereunder, each Lender shall have no right to individually exercise the abovementioned rights except for exercise of right of set-off, merger or lien. Unless otherwise provided herein, the Collateral Agent shall only exercise the abovementioned rights based on the Majority Banks' instruction.

8.	Handling of Collateral

(1)
Unless otherwise provided herein (including but not limited to Section 11.5 hereof), if the Collateral, Machinery and Equipment is damaged or destroyed to the extent that may not be restored, the Co-Borrowers shall immediately inform the Collateral Agent thereof.

(2)
If the Land or the Fab is seized due to public confiscation or other reasons and compensation shall be paid by third parties, the Co-Borrowers hereby authorize the Collateral Agent to directly receive such compensation and apply the same to the prepayment of the Outstanding Principal Amount in accordance with Article 5 hereof; if such compensation is less than the recognized value (for the purpose of being Collateral) of the relevant Land or Fab at the time the real estate mortgage is created, the Co-Borrowers shall also prepay the Outstanding Principal Amount in the amount equal to the difference between the amount of compensation received and such recognized value (for the purpose of being Collateral) of the relevant Land or Fab at the time the real estate mortgage is created within the reasonable period notified by the Collateral Agent.

(3)
The Collateral provided by the Co-Borrowers to the Lenders, whenever such Collateral is provided, shall be provided for the joint and several benefits of the Lenders hereunder (using this Agreement as evidence of such provision). Each Lender may enjoy the Security Interests over the relevant Collateral based on its Risk Sharing Ratio in accordance with the terms of this Agreement.

(4)
The Co-Borrowers shall immediately proceed with the registration, possession, management, title transfer, amendment registration or other procedures required in connection with the provision, substitution or addition of the Collateral and such other procedures required for claims against any third party or the insurer due to damage to or destruction of the Collateral. Except for the fees and expenses relating to insurances that shall be borne by Inotera, other fees arising from the above matters shall be borne by MST. The Co-Borrowers shall be solely responsible for any penalty or seizure of the Collateral due to the handling of the above matters. Fees arising from the exercise of the Security Interests by the Lenders shall be borne by the Co-Borrowers.

Article 12 Events of Default

1.	Specific Events

During the Contract Period, if any of the following events or circumstances occurs or is continuing, the Facility Agent or the Lenders may determine that such event or circumstance constitutes an Event of Default in accordance with Section 12.2:

(1)	Non-Payment

The Co-Borrowers fail to pay any Outstanding Principal Amount, interest, expenses or other sums when due and payable pursuant to this Agreement, or fail to pay any other sums when due and payable pursuant to the Security Documents to which any Co-Borrower is a party (the liabilities of the Co-Borrowers shall not be released even if the Agent Banks, the Mandated Lead Arrangers or the Lenders have received partial payment), and the Co-Borrowers (a) with respect to default in payment of any interest when due and payable, fail to make the payment within one (1) Business Day after the Facility Agent gives a notice to the Co-Borrowers, or (b) with respect to default in payment of expenses or other sums when due and payable, fail to make the payment within five (5) Business Days after the Facility Agent gives a notice to the Co-Borrowers.

(2)	Non-Performance of Obligations under this Agreement

(a)	The Co-Borrowers fail to utilize the facility extended hereunder in compliance with the funding purposes set forth in Section 2.2.

(b)
Unless otherwise provided in Section 12.1(1) and Section 12.1(2)(a) and the provisions hereof, any of the Co-Borrowers and the Guarantor fails to perform its obligations or undertaking hereunder, violate the provisions of this Agreement, or fails to perform its obligations under the relevant documents to which it is a party executed in accordance with this Agreement, and the Co-Borrowers or the Guarantor does not cure such failure within sixty (60) days of the occurrence of such event.

(3)	Financial Statement

(a)
MST or the Guarantor fails to provide the financial statements within five (5) Business Days after the deadlines for providing such financial statements in accordance with the provisions of this Agreement or the Guarantee.

(b)
The financial statements of the Co-Borrowers or the Guarantor are not prepared in accordance with the applicable accounting principles or fail to reflect the relevant Debtors' financial condition and business operations in the relevant material respect.

(4)	Misrepresentation

Any representation, information, documents or financial statement made or provided by the Co-Borrowers or the Guarantor in Article 9 of this Agreement and the Security Document or other relevant documents to which any of the Co-Borrowers and the Guarantor is a party, contained any untrue or incorrect statement of a material fact or omitted to state a material fact or was untrue or misleading, in the light of the circumstances when they were made and the Co-Borrowers or the Guarantor does not cure the same within thirty (30) days of the occurrence of such event.

(5)	Other Default

The Collateral (whether the registration has been completed or not) is subject to provisional seizure, provisional injunction, or other injunctive relief proceedings, and the Co-Borrowers or the relevant Collateral provider fails to discharge such proceedings or to provide substitute Collateral with the consent of the Collateral Agent (such consent cannot be unreasonably withheld) within thirty (30) days after the Co-Borrowers receive a notice from the Collateral Agent [provided that it shall be immediately deemed as an Event of Default if the Majority Banks resolve that or, due to the request of the Facility Agent, determine in writing (including facsimile and e-mail) that such circumstance materially affects the ability of any of the Co-Borrowers to perform its obligations under this Agreement prior to the expiry of the aforementioned cure period].

(6)	Default in Financial Indebtedness

Other than this syndicated loan, acceleration of maturity (including but not limited to cross-acceleration resulting from cross-default arising from other primary debt or guarantee liability) of monetary obligations of Co-Borrowers or the Guarantor owed to financial institutions or the notes, instruments or other similar debt certificates (including primary debt or guarantee liability) issued by the Co-Borrowers or the Guarantor, provided that in cases where such indebtedness, (i) with respect to the Co-Borrowers, the indebtedness involved for an event does not exceed US$100,000,000 (or its equivalent) and such default is cured within thirty (30) days from the date the Co-Borrowers are aware of such event, or (ii) with respect to the Guarantor, the a indebtedness involved for an event does not exceed US$100,000,000 (or its equivalent), or if the indebtedness involved for an event exceeds US$100,000,000 (or its equivalent) and such default is cured within thirty (30) days from the date the Guarantor is aware of such event, it shall not be deemed a default under this Section 12.1(6).

(7)	Bankruptcy, Reorganization, or Business Suspension

(a)
Any Debtor suspends its business operation for more than forty five (45) consecutive days, or more than ninety (90) days accumulatively in any given year, or any of the Co-Borrowers and the Guarantor generally acknowledges that it is unable to make the repayment when due and payable in writing or generally ceases or suspends the payment to its creditors [provided that it shall be immediately deemed as an Event of Default if the Majority Banks resolve that or, due to the request of the Facility Agent, determine in writing (including facsimile and e-mail) that such circumstance materially affects the ability of any of the Co-Borrowers to perform its obligations under this Agreement prior to the expiry of the aforementioned periods].

(b)
The occurrence of any of the following events: any Debtor (i) files a petition for reorganization, bankruptcy, reconciliation under the Bankruptcy Act, liquidation, winding-up or other similar proceeding; or (ii) is declared bankrupt, enters into reconciliation proceedings under the Bankruptcy Act or becomes insolvent, or any petition for reorganization, bankruptcy, reconciliation proceedings under the Bankruptcy Act, liquidation, winding-up or other similar proceeding is applied by third parties against it and such proceeding has not been discharged within 45 days after the receipt of the notice [provided that it shall be immediately deemed as an Event of Default if the Majority Banks resolve that or, due to the request of the Facility Agent, determine in writing (including facsimile and e-mail) that such circumstance materially affects the ability of any of the Co-Borrowers to perform its obligations under this Agreement prior to the expiry of the aforementioned cure period].

(8)	Non-Enforceability of Documents

(a)
This Agreement is invalid, revoked, cancelled or null and void, the performance of the Co-Borrowers' obligations under this Agreement become incapable or illegal, or exercise of the relevant rights and remedy of the Lenders, Mandated Lead Arrangers, or the Agent Banks under this Agreement, any Security Documents, or any other relevant documents becomes incapable or illegal.

(b)
The Security Documents or other related documents are invalid, revoked, cancelled or null and void, or the performance of the Co-Borrowers' obligations under the Security Documents or other related documents become incapable or illegal, and the Co-Borrower or the Guarantor does not cure within 30 days of the occurrence of such matters.

(9)	Negotiable Instrument

Any negotiable instrument issued by the Co-Borrowers is blacklisted by a clearing house or is dishonored and the Co-Borrowers fail to redeem by payment, deposit for payment or payment under re-presentation within seven (7) Business Days after the negotiable instrument is dishonored.

(10)	Collateral

Any Collateral or Security Documents provided by the relevant Debtors do not comply with the provisions of this Agreement and the Co-Borrowers or the Guarantor does not cure it within 60 days of the occurrence of such matter.

2.	Consequences of Default

(1)	Determination of Events of Default

If any of the abovementioned events occurs, the Lenders agree that whether such event constitutes an Event of Default may be determined by the Facility Agent, but if the Lender have a doubt, it shall be determined by the meeting of the Lenders convened by the Facility Agent in accordance with Section 15.14 or written (including facsimile) consent of the majority Lenders.

(2)	Suspension of Drawdown of Advance

During the period of the Lenders' determination as to whether there is an Event of Default, the Facility Agent shall suspend any Drawdown of Advance and the rights of the Co-Borrowers to request a Drawdown, and the Drawdown shall not be permitted without the unanimous written consent of the Lenders once the Drawdown has been suspended and occurrence of an Event of Default has been confirmed in accordance with Section 12.2(1).

(3)	Declaration of Event of Default

If an Event of Default is determined, the Facility Agent shall give a written notice to the Co-Borrowers and the Guarantor, and the Facility Agent may directly or based on the written instruction of the Majority Lenders, take any and all of the following actions: (a) giving a written notice to the Co-Borrowers and the Guarantor that the Facility is cancelled and no Drawdown shall be permitted; (b) giving a written notice to the Co-Borrowers and the Guarantor to declare that the Outstanding Principal Amount, all then outstanding interest and all other sums payable by the Co-Borrowers hereunder to be immediately due and payable, in part or in whole, and the Co-Borrowers shall immediately make the repayment; (c) giving a notice to the Lenders that all kinds of deposits placed with the relevant Lenders by the Co-Borrowers or the Guarantor and the claims of the Co-Borrowers or the Guarantor against the relevant Lenders shall become immediately due and payable and that the relevant Lenders may set-off and apply any and all such deposits and other indebtedness owing by the relevant Lenders to or for the credit or the account of the Co-Borrowers against any and all of the obligations of the Co-Borrowers; (d) exercising the rights in respect of the Note obtained by the Agent Banks hereunder and requesting the Co-Borrowers and the Guarantor to make the payment; (e) making a claim against the Guarantor; (f) foreclosure the Collateral hereunder; or (g) exercising other rights under the applicable laws, this Agreement, any Security Document or other relevant documents and, to the extent permitted by law, presentation, demand, protest or other notice is waived. Unless otherwise provided hereunder, to the fullest extent permitted by law, the Co-Borrowers and the Guarantor agree to waive the right to request each Lender and the Facility Agent to make such presentation, demand, protest or notice.

(4)	Payment of Default Interest

Upon the occurrence of an Event of Default, the Co-Borrowers shall pay the default interest and the penalty to each Lender and/or the Agent Banks based on the Compensatory Interest Rate as provided hereunder from the date of the occurrence of an Event of Default to the date on which the Co-Borrowers have actually made the relevant payment (including but not limited to principal, interest, default interest, penalty, fees or advances) or the date the Event of Default has ceased to exist.

(5)	Indemnification

The Co-Borrowers shall be liable for the fees arising from the exercise of the above rights and the action taken by the Agent Banks, provided, that if the Co-Borrowers do not make the payment, such fees shall be borne by the Lenders based on the Risk Sharing Ratio as provided hereunder. If the Co-Borrowers fail to pay such fees, the Agent Banks have no obligation to make the payment and may request each Lender to pay the fees based on the Risk Sharing Ratio before the Agent Banks take any action in the capacity of the Agent Banks.

(6)	Validity

Unless other provided hereunder, this Agreement shall remain in full force and effect after the Drawdown is suspended or the Facility is cancelled in accordance with this Article 12.

Article 13 Default Interest and Penalty

If the Co-Borrowers fail to pay any sums when due and payable pursuant to this Agreement, the Co-Borrowers shall pay the default interest at the Compensatory Interest Rate applicable on the due date for such repayment from and including the due date until the date on which the Co-Borrowers actually make the payment, and the business tax and stamp tax shall be borne by the Co-Borrowers. If (i) the repayment has been overdue for no more than 6 months, the Co-Borrowers shall pay a penalty calculated at 10% of the abovementioned Compensatory Interest Rate [from and including the due date until the date on which the Co-Borrowers actually make the payment]; and if (ii) the repayment has been overdue for more than 6 months, in addition to the penalty calculated in accordance with clause (i) above, the Co-Borrowers shall pay a penalty calculated at 20% of the Compensatory Interest Rate [from and including the first day after 6 months from the due date until the date on which the Co-Borrowers actually make the payment], and the business tax and stamp tax shall be borne by the Co-Borrowers. In the event of change of the Compensatory Interest Rate, the Interest Adjustment Date shall be the first day of the following month. The default interest and the penalty shall daily accrue on the basis of actual number of days elapsed and a year of 365 days. If the Co-Borrowers' repayment of interest has been overdue for more than one year (or a shorter period permitted by applicable laws) and the Co-Borrowers fail to make the payment after the receipt of notice from the Facility Agent, the Lenders may add such accrued and unpaid interest into the Outstanding Principal Amount for the purpose of computation of interest. If the Co-Borrowers fail to pay the arrangement fees then due to Mandated Lead Arrangers, the agency fees then due to the Agent Banks, or the expenses advanced by the Mandated Lead Arrangers or the Agent Banks or the Lenders, the Mandated Lead Arrangers, the Agent Banks or the Lenders may directly add such fees or advances due but remained unpaid by the Co-Borrowers into the Outstanding Principal Amount, and the Co-Borrowers shall pay the default interest and penalty in accordance with the above. The Co-Borrowers shall, on demand, immediately pay such default interest and penalty.

Article 14 Indemnification, Set-Off and Sharing

1.	General Indemnification

The Co-Borrowers and the Guarantor shall indemnify each Lender, the Agent Banks and Mandated Lead Arrangers against (i) all losses, indebtedness, damages, costs and expenses (including any losses or expenses arising from the release or re-utilization of funds obtained by the relevant Lenders to maintain the Commitment Amount under the Facility Amount) arising from an Event of Default, the Co-Borrowers' failure to make the prepayment in accordance with the repayment notice delivered in accordance with Section 5.2 hereof or the violation of the obligations under this Agreement by the Co-Borrowers or the Guarantor; and (ii) funding cost, including any interest and expenses arising from the non-payment of the relevant sums. The Co-Borrowers and the Guarantor shall hold harmless the Lenders, the Agent Banks and Mandated Lead Arrangers from and against any losses arising therefrom provided that the Co-Borrowers and the Guarantor shall not be held responsible for any losses, indebtedness, damages, costs and expenses incurred due to the willful misconduct or gross negligence of the relevant Lenders, Agent Banks or Mandated Lead Arrangers claiming reimbursement or compensation.

2.	Set-off

In the event that any of the Co-Borrowers or the Guarantor fails to perform or breaches its monetary obligations under this Agreement, the Security Documents or other related documents to which it is a party, in addition to such rights or claims that it may have under applicable laws, each Lender is entitled (but not obligated) to set-off and apply any and all deposits of the Co-Borrowers or the Guarantor with the Lenders and the Agent Banks (including their respective head office and branch offices) and other indebtedness owing by the Lenders to the Co-Borrowers or the Guarantor against the liabilities of the Co-Borrowers or the Guarantor to each Lender and/or Agent Bank hereunder (the Co-Borrowers and the Guarantor further agree that such deposits or rights of claims shall be deemed automatically matured upon the exercise of the right of set-off by the Lenders and/or the Agent Banks) and shall immediately notify the Co-Borrowers or the Guarantor. With respect to deposits of the Co-Borrowers or the Guarantor with any Lender or Agent Bank, if such deposits are time deposit, such Lender or such Agent Bank is authorized to terminate and withdraw such deposits for the repayment of the obligations hereunder, without regard to the original maturity thereof. Any other rights of the Co-Borrowers or the Guarantor against each Lender and/or Agent Bank based on the abovementioned deposits (including time deposits) and claims under applicable laws shall not be affected by the abovementioned set-off. Notwithstanding to the foregoing, in the event that any Lender or Agent Bank receives any order of seizure, order of garnishment, order of transfer or order of payment issued by the relevant enforcement court or the Administrative Enforcement Agency of the Ministry of Justice and each of its branches against any deposit of the Co-Borrowers with such Lender or such Agent Bank due to any compulsory execution or similar legal process initiated by any other creditor of the Co-Borrowers, the Lender or the Agent Bank shall be entitled to accelerate the maturity of the Outstanding Balance in an amount equal to the enforceable amount of deposits stated in the abovementioned order and exercise the right of set-off. Unless other event has occurred which constitutes an event set forth in Section 12.1 hereof, the abovementioned acceleration of maturity shall not constitute an Event of Default.

In the event that the abovementioned deposit is a check deposit, the Co-Borrowers and the Guarantor acknowledge and agree that the agreements for check deposits executed by and between them and the relevant Lenders and/or the Agent Banks shall be subject to the termination condition that the Facility Amount shall be deemed to have matured due to the exercise of rights by the Lenders and/or the Agent Banks in accordance with the terms of this Agreement. Upon the fulfillment of the termination condition, the abovementioned agreements for check deposits shall expire, and each Lender and/ or Agent Bank shall immediately return the balance in the checking deposit account provided that each Lender and/ or Agent Bank may offset and apply such balance against any and all obligations of the Co-Borrowers or the Guarantor to each Lender and/or Agent Bank hereunder.

The expression of intent of exercise of the right of set-off by each Lender and/or Agent shall retroactively take effect from the time that such Lender and/or Agent Bank offsets the indebtedness once the notice of set-off sent by the Lender and/or Agent Bank has reached or is deemed to have reached the Co-Borrowers or the Guarantor. Meanwhile, the certificates of deposit, passbooks, checks or other certificates issued to the Co-Borrowers or the Guarantor by each Lender and/or the Agent Bank shall expire to the extent of set-off. In the event that the Co-Borrowers or the Guarantor deposit other properties with the relevant Lenders and/or the Agent Banks, or in the event that the Lenders and/or the Agent Banks receive other sums in the future, the relevant Lenders and/or the Agent Banks shall be entitled to exercise the rights of retention or set-off.

3.	Pro-rata Sharing

In the event that any Lender or Agent Bank receives any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) under this Agreement from the Co-Borrowers or other persons (other than those received from the Agent Banks in accordance with Section 8.1 hereof), the Lender shall immediately deliver such payment to the Facility Agent within three (3) Business Days after receipt of the same for the Facility Agent to distribute such payment to each Lender based on its Risk Sharing Ratio. The Facility Agent shall deem such payment as payment directly made by the Co-Borrowers to the Facility Agent for the sums due and payable hereunder; therefore, such sums shall be deemed as unrepaid by the Co-Borrowers to the Lender originally receiving the payment, and such Lender shall remain entitled to all the rights against the Co-Borrowers and such other rights relating to such payment except for the amount received from the distribution of the Facility Agent. Notwithstanding the foregoing under this Article, in the event that any Lender is required to return to the Co-Borrowers any amount received from the Co-Borrowers and distributed in accordance with this Article, the other Lenders shall provide funds to the Facility Agent for it to return the same to such Lender and for such Lender to return the amount to the Co-Borrowers (less any amount that such Lender has received from the distribution of the Facility Agent). Each Lender understands that although each Lender shall be deemed a creditor jointly and severally with each other with respect to the claims hereunder against the Co-Borrowers, among the Lenders, each Lender shall be repaid and shall enjoy the Security Interests based on the Risk Sharing Ratio, and any and all the losses and risks relating to the facility under this Agreement shall be also born by each Lender based on the Risk Sharing Ratio.

Article 15 Mandated Lead Arrangers, Lender and Lead Managers

1.	Severability of the Lenders' Obligations

The obligations of the Mandated Lead Arrangers, the Lender and the Agent Bank under this Agreement are several. In the event that any Lender fails to perform its obligations hereunder, the obligations of the other Lenders, the Mandated Lead Arrangers and the Agent Banks to the Co-Borrowers shall not be discharged thereby. Any Lenders, Mandated Lead Arrangers and Lead Managers shall not be liable for the obligations of the other Lenders.

2.	Joint and Several Claims among the Banks

The claims of the Mandated Lead Arrangers, the Agent Banks and the Lenders under this Agreement are joint and several. Therefore, the Facility Agent may request the Co-Borrowers to pay all indebtedness owed by the Co-Borrowers to the Lenders under this Agreement and apply for the enforcement of such indebtedness on behalf of each Lender; however, each Security Interest specified in this Agreement shall be exercised by the Collateral Agent pursuant to the resolution of the Majority Banks in accordance with this Agreement and each relevant agreement. Nevertheless, the Mandated Lead Arrangers, the Agent Banks and the Lenders agree that the exercise of each right relating to this Agreement shall be conducted in accordance with the relevant provisions of this Agreement. The Mandated Lead Arrangers, the Agent Banks and the Lender shall internally share all risks and interests under this Agreement and the Security Documents by the Risk Sharing. Each Lender agrees that, unless otherwise resolved by all the Lenders, the Lender not being the Facility Agent or the Collateral Agent may not solely request the Co-Borrowers to repay the joint and several claims, solely take actions on matters relating to this Agreement, or take actions inconsistent with the resolutions of the Majority Banks, except for the exercise of rights of offset, merger and retention.

3.	Designation of the Agent Banks

Each Lender hereby designates the Facility Agent and the Collateral Agent as its agents in accordance with relevant provisions of this Agreement to achieve the purposes set forth in this Agreement and the Security Documents, and such designation may not be cancelled or revoked. In addition, each Lender irrevocably authorizes the Facility Agent and the Collateral Agent to take relevant actions on its behalf and to exercise relevant rights, authority and discretion (including those reasonably attached thereto) which are expressly or inexplicitly delegated to the Facility Agent and the Collateral Agent in accordance with the terms and conditions of this Agreement and the Security Documents.

4.	Scope of Obligations

With regard to the obligations and functions of the Agent Banks provided in this Agreement, any Lead Manager may only be deemed an Agent Bank of the Lender for the convenience to conduct administrative management. None of the Agent Banks is a trustee of any Lender, has any trust relationship with any Lender or is deemed an agent or a trustee of the Co-Borrowers. Unless otherwise explicitly provided in this Agreement, the Agent Banks shall not be subject to any other obligations or responsibilities.

5.	Duties and Obligations

The Facility Agent shall perform the following duties and obligations:

(1)
Pursuant to this Agreement, to pay each Lender all the amounts received from the Co-Borrowers and other amounts relating to the Facility Amount in accordance the Risk Sharing of each Lender on the day of receiving each amount or the next Business Day.

(2)	To notify each Lender of the following matters as soon as possible:

(a)	The contents of the documents received by it relating to the Facility Amount (however, limited to the matters which the Facility Agent considers material).

(b)	Any Event of Default identified by the Facility Agent's staff in performing the duties under this Agreement.

(3)
Unless otherwise restricted in this Agreement, the Facility Agent shall act or omit to act in accordance with any lawful and proper instructions given to the Facility Agent by the Majority Banks, and any of such acts or omissions shall be binding upon all the Lenders.

(4)
Prior to giving any notice or making any declaration of default in accordance with Section 12.2, the Facility Agent shall, to the extent that it is practically possible, endeavor to consult the opinions of the Lenders in advance.

6.	Rights and Authority

The Facility Agent may:

(1)	perform the obligations and duties of the Facility Agent provided in this Agreement through its directors, officers, staff or agents.

(2)
when it deems necessary, mandate lawyers, accountants or other experts or professionals to provide professional advice and services required and pay their remunerations, and may rely on and take actions based on the advice of the abovementioned professionals.

(3)
not exercise any rights, authority and make any decision before receiving instructions from the Majority Banks. Before obtaining the compensation to its satisfaction or any security ensuring that the amounts, fees and expenses (including, without limitation, attorneys' fees and disbursements) incurred can be repaid, the Facility Agent is not required to take any legal proceedings as instructed by the Majority Banks.

(4)
refuse to take actions which it considers that such actions may violate relevant laws and regulations or are likely to make the Facility Agent liable for the compensation to a third party; however, the Facility Agent may directly take any action which it considers necessary in accordance with laws and regulations.

(5)
before the receipt of any written notice from the Lenders or the Co-Borrowers, assume that there is no occurrence of any Event of Default and that each party to this Agreement does not violate any obligation which it assumes in accordance with this Agreement or any Security Documents. The Facility Agent is not obligated to verify any Event of Default of the Co-Borrowers.

(6)	deem the Lender who originally offered the Commitment entitled to receive the repayment, unless the Facility Agent has otherwise received other instructions in writing from relevant Lender.

(7)
for each document delivered to the Facility Agent by each Lender and Co-Borrowers in accordance with the terms of this Agreement, in addition to verifying the seal specimen (or the specimen of any authorized signatory) by the Facility Agent with due care of the same degree in managing its own affairs, the Facility Agent is not required to verify the content of each document or any other relevant matters. When performing each relevant matter under this Agreement, the Facility Agent may rely on the signatures and the contents of the received documents as valid, true and accurate. When communicating with or making remittance to each Lender, the Facility Agent may rely on the contact information and account details for remittance provided by the Lender before the execution of this Agreement (and the subsequent revisions informed by written notices) as accurate.

(8)
In handling the Facility Amount of the Loan and each relevant matter, the Facility Agent shall make the distribution on a pro-rata basis as provided under this Agreement. However, in the event that the distribution cannot be made perfectly on a pro-rata basis, the Facility Agent may make the distribution on its reasonable discretion, and each Lender may not have any objection thereto.

(9)
conduct the communication of matters relating to this Agreement by facsimile or email and may rely on the contents of received facsimile documents as authentic and accurate, unless otherwise provided in this Agreement. The Facility Agent does not bear any responsibility for interruptions or delays of transmission or receipt of communication (by phone, facsimile, email or courier), or defects or failures occurred during the transmission or receipt of communication or consequences resulting therefrom, unless those are caused by willful misconduct or gross negligence of the Facility Agent. With regard to communication matters, in the event that the Co-Borrowers submit any request as they deem necessary, the Facility Agent shall provide the originals of the relevant documents for the Co-Borrowers' reference.

7.	Disclaimers to the Lenders

The Facility Agent shall not be responsible for or obligated to the following matters for the Lenders:

(1)	Liability incurred as a result of failure or delay of the Co-Borrowers or any other parties to perform the obligations under this Agreement or any Security Documents.

(2)	The authorization, signature, legitimacy, legal validity, enforceability, authenticity or sufficiency of this

Agreement, any Security Documents and any other documents relating to this Transaction; the accuracy of any representations, warranties or explanations in or related to this Agreement or any Security Documents; the accuracy or completeness of any information provided by any person, regardless of whether such information is delivered by the Facility Agent.

(3)	Taking any action to verify the occurrence of an Event of Default or any breach of the Co-Borrowers or any other parties hereto of their obligations under this Agreement or any Security Documents.

(4)
The accuracy and reliability of the Co-Borrowers' credit, financial condition, revenue forecasts, statements, reports and so forth; whether this Agreement is sufficient to ensure the claims; or the provision of information relating to the financial condition, the credit in other conditions or other information of the Co-Borrowers or any other parties to any other Security Documents. The Facility Agent is not obligated to actively supervise or inspect the operation of the Co-Borrowers.

(5)
The payments or disbursements relating to this Agreement that the Facility Agent receive for itself, or any interests (except for those received for the interests of the Lenders hereunder) that the Facility Agent receives from the current or future transactions with the Co-Borrowers or any other parties to the Security Documents in respect of other banking transactions or other relationship irrelevant to this Agreement.

(6)	Any amount agreed as payable under this Agreement or the Security Documents has been settled or not.

The term "Facility Agent" in this Article shall include (without limiting the meaning of this term referred to in other provisions in this Agreement) any Facility Agent and any successor delegated in accordance with Paragraph 11 of this Article and the staff, directors, employees and agents thereof (collectively referred to as the "Related Persons of the Facility Agent").

8.	Obligations to the Co-Borrowers

The Related Persons of the Facility Agent do not bear any responsibilities or assume any obligations to the Co-Borrowers for any failure or delay of any Lender or any other parties in performing the obligations under this Agreement and any Security Documents.

9.	Liability and Indemnity

None of the Related Persons of the Facility Agent is liable for any of its acts or omissions relating to this Agreement, except for their willful misconduct or gross negligence. To the extent not reimbursed by the Co-Borrowers, the Lenders shall, ratably in accordance with Risk Sharing Ratio (in the event that there is no Outstanding Principal Amount, the Commitment Fraction), indemnify the Facility Agent from and against any requests, claims, damages, fines, losses, costs and any expenses (including, without limitation, attorneys' fees and disbursements) arising from acts or omissions of the Facility Agent for the protection or enforcement of the rights of the Lenders or the rights relating to the Facility Amount or arising from any matter relating to the aforementioned matters, unless such requests, claims, damages, fines, losses, costs and any expenses are directly attributable to the Facility Agent's willful misconduct or gross negligence.

10.	Acknowledgement of the Lender

Each Lender hereby acknowledges to the Facility Agent and agrees on the following:

(1)
The Lender has not relied on any of the Related Persons of the Facility Agent, and has in the first place (and will in the future) made its own analysis and investigation of the current status, credit, prospect, business, operations, asset and financial condition of the Co-Borrowers and any other related persons under its sole responsibility, has act on its own responsibility for the value or ownership of any Security Interests held by the Lender currently or in the future, has been solely responsible for its compliance with the laws and regulations applicable to the financial intuitions related to the transactions under this Agreement, and has made its own decisions to proceed this Transaction or not and to take or omit to take action relating to this Transaction.

(2)	The Lender does not rely on any representation or statement of the Facility Agent to execute this Agreement.

11.	Resignation of the Facility Agent

The Facility Agent may resign its duties as the Facility Agent at any time, provided that it has notified each Lender and the Co-Borrowers in writing at least sixty (60) days prior to the resignation. The Majority Banks are entitled to designate a successor Facility Agent. In the event that the Lenders fail to designate a successor Facility Agent within such sixty (60) days, the resigned Facility Agent shall be entitled to designate a successor Facility Agent on behalf of the Lenders. The resignation of the Facility Agent shall not take effect until the successor Facility Agent has been delegated and has agreed to take on the position. The successor Facility Agent shall assume and be entitled to the original rights, authority, decision making rights and duties of the resigned Facility Agent upon its agreement of succession, and the resigned Facility Agent shall be exempt from bearing any responsibilities and assuming obligations as the Facility Agent hereunder upon the succession. The resigned Facility Agent shall deliver Agents' Fee which it has received as of effective date of the resignation to the successor Facility Agent on a pro-rata basis. The parties to this Agreement agree to execute any documents required for the replacement of the Agent Banks. After the resignation of the original Facility Agent, the provisions in Sections 11.7, 11.8 and 11.9 shall, for the interest of the designated Facility Agent, to the extent of acts or omissions of the designated Facility Agent within its term of office, remain effective.

12.	Lender as the Agent

Without informing or obtaining the approval of the Lender, the Agent Banks and their affiliates may directly provide loans to the Co-Borrowers and their subsidiaries and the affiliates, issuing letters of credit under the engagement of the Co-Borrowers, accepting the deposits, obtaining the equity, and operating the business of general banking of any type, trust, financial advisory, underwriting or other business dealings, and such business shall not be affected by their role as the Agent Banks of this Transaction. The Lender hereby acknowledges that, on account of the abovementioned business dealings, the Agent Banks and their affiliates may acquire the information relating to the Co-Borrowers and their subsidiaries (including the information that possibly requires the duty of confidentiality to the Co-Borrowers or their subsidiaries), which the Lender acknowledges that the Agent Banks do not have any obligation to provide to the Lender. The Agent Banks are entitled to and may exercise the same rights and authority as the other Lender by their participation amount in the Facility Amount, and shall not be affected by their role as the Agent Banks of this Transaction.

13.	The Mandated Lead Arrangers, the Collateral Agent and the Document Management Agent

The Mandated Lead Arranger is not required to bear the responsibilities or obligations which the other Lender is not required to bear for its role as the Mandated Lead Arranger.

For the interest of the Mandated Lead Arrangers, the Collateral Agent and the Document Management Agent, Sections 15.5, 15.8 and 15.10 (where applicable) shall apply, in which the "Facility Agent" referred to shall be viewed respectively as the "Mandated Lead Arrangers", the "Collateral Agent" and the "Document Management Agent."

14.	Lenders' Meeting

The Majority Banks may request the Facility Agent to hold a Lenders' meeting in writing and the Facility Agent may also hold a Lenders' meeting as it deems necessary to discuss the defaults of the Co-Borrowers or other matters relating to this Agreement. Upon the request by the Majority Banks in writing, the Facility Agent shall distribute the convening notice of a Lenders' meeting within fifteen (15) Business Days after receiving such request, and shall hold the Lenders' meeting within ten (10) Business Days after giving the convening notice.

15.	Holding of Security Rights

The Collateral Agent hereby acknowledges that it holds all the Security and keeps the Collaterals under control for the interests of the relevant Lenders. Unless obtained written consent of all the Lenders, the Collateral Agent may not use the funds obtained from the enforcement of any Security to repay the current or future indebtedness incurred by other financing between the Collateral Agent and the Co-Borrowers.

Article 16 Amendment

1.	Majority Consent and Entire Consent

Any amendment to or waiver of the provisions under this Agreement and any wavier of the Event of Default under this Agreement shall be made by the consent of the Majority Banks in writing, and shall not take effect until such written consent being executed by the parties relating to such amendment or waiver. Without prejudice to the generality of the foregoing, in the event that any amendment or waiver will affect the interest of the Mandated Lead Arrangers and/or the Agent Banks, such amendment or wavier shall be made by the consent of the Mandated Lead Arrangers and/or the Agent Banks in writing and the written consent shall be executed by Mandated Lead Arrangers and/or the Agent Banks. After the Facility Agent obtains the consent of all the Lenders or the Majority Banks in accordance with this Agreement, the Mandated Lead Arrangers and the Lenders shall thereby authorize the Facility Agent and the Collateral Agent to make relevant amendments or waiver in writing with the Co-Borrowers (the consent of all the Lenders or the Majority Banks shall be deemed the authorization of each Lender), and such amendment or waiver made by the Facility Agent and the Collateral Agent on behalf of the Lenders shall have binding effect on all the Lenders. Provided, however, the amendment or waiver relating to the following matters the matters otherwise specified in other provisions of this Agreement shall be subject to the prior written consent of all the Lenders:

(1)	Facility Purpose

Any change of the facility purpose.

(2)	Facility Amount, Period, Amount and Currency

Any increase of the Facility Amount, extension of the facility period or amendment to the amount, currency or maturity date of any payment under this Agreement.

(3)	Interest Rate and Fee Rate

Reduction in or exemption from the interest rate, fee rate or other fees or payments payable to the Lenders under this Agreement.

(4)	Repayment

Any voluntary or compulsory prepayment or substitute payment, unless otherwise provided in this Agreement.

(5)	Majority Banks

Any amendment relating to the definition of the "Majority Banks", this Article or Section 14.3.

(6)	Settlement and Mediation

An exemption or a deduction of any of the Co-Borrowers' payment or repayment obligations under this Agreement or a settlement or mediation with the Co-Borrowers on the indebtedness relating to this Agreement.

(7)	Collateral

Return of, cancellation of or release of the Collateral specified in Article 11 or change of Collateral or the contents of the Security Document, unless otherwise provided in this Agreement.

(8)	Replacement of the Guarantor

Discharge of all or part of the responsibilities of the Guarantor or replacement of the Guarantor.

Notwithstanding the foregoing in this Article, any amendments to or revisions on the agreement between the Agent Banks and the Lenders which will not prejudice the rights and obligations of the Co-Borrowers and/or Guarantor, may be made merely by the written consent of the Facility Agent, the Collateral Agent and the Majority Banks and without the consent of the Co-Borrowers and/or the Guarantor; provided that the Facility Agent shall notify the Co-Borrowers and/or the Guarantor of the amendments and content thereof in writing.

2.	Amendment/Waiver Fee

In the event that the Co-Borrowers apply with the Lenders to change the terms and conditions, to request the consent of the amendments to this Agreement, Security Documents or other relevant documents or to give a waiver, regardless of such change, amendment or waiver is consented by the Lenders, when submit the application, the Co-Borrowers shall, pay amendment/waiver fee of One Hundred Thousand New Taiwan Dollar (NT$100,000) to each Lender and the Facility Agent; provided that the total amendment/waiver fee for each amendment/waiver under this Agreement should be up to One Hundred Thousand US Dollar (US$100,000) or New Taiwan Dollar equivalent.

Article 17 Waiver and Severability

1.	Waiver

Unless other provided by law, no failure or delay by the Agent Banks, the Mandated Lead Arrangers, or any Lenders in exercising any right, power, remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Any waiver of the rights hereunder by the Agent Banks, Mandated Lead Arrangers, or the Lenders shall be made in writing and shall take effect until the execution by the Agent Banks, the Mandated Lead Arrangers and all the Lenders. The effectiveness of any waiver of the Event of Default should be determined in accordance with the terms and conditions of the waiver document, and should be subject to the restrictions set forth therein. The rights, power and remedies hereunder do not exclude any other rights, power or remedies provided by law.

2.	Severability

In the event that at any time any provision in this Agreement is held illegal, null or unenforceable due to violation of any ROC laws, the legality, validity and enforceability of other provisions under this Agreement shall not be affected.

Article 18 Assignment

1.	Co-Borrowers and Guarantor

The Co-Borrowers and the Guarantor shall not assign any rights or obligations hereunder to any third party.

2.	Lender

Any Lender (the "Assignor Bank") may, without prior consent of the Co-Borrowers, the Guarantor or the Agent Banks, transfer all or a part of its rights, benefits and obligations under this Agreement or the Security Documents or arising from this Agreement or the Security Documents to a third party (the "Assignee") in form and substance set out in Appendix 14. Provided, however, if there is no continuing Event of Default, the Assignee may only be a financial institution, and the Assignor Bank shall notify the Co-Borrowers, Guarantor and Facility Agent of such assignment (the notification should be in form as the schedule to Appendix 14). Other parties hereto shall not be affected by such assignment. The foregoing assignment of the rights and/or obligations shall not increase the obligations of the Co-Borrowers hereunder, nor affect the rights of the Co-Borrowers hereunder, and the Assignee shall agree in writing to all the provisions under this Agreement. Except for a merger, spin-off, general assignment or an assignment under any other similar circumstance made under the Financial Institutions Merger Act or the Business Mergers and Acquisitions Act, the Lender assigning all or a part of its rights and obligations hereunder shall pay an operation fee of NT$100,000 to the Facility Agent for each assignment.

3.	Agreement on Risk Sharing

Any Lender may, without notice to the Co-Borrowers, assign the foregoing rights, benefits and obligation to the Assignee by entering into a risk sharing agreement with such party. To the extent that the Assignee shares the risk as agreed by the Assignor Bank, the Assignor Bank shall continue being the contracting party under this Agreement or Security Documents, and the Assignee shall exercise its rights and perform its obligations under this Agreement and/or Security Documents in the name of the Assignor Bank. The Assignee shall not directly make any claim to the Co-Borrowers pursuant to the risk sharing agreement or this Agreement. All fees incurred on the risk sharing shall be borne by the Assignor Bank.

4.	Effect of Assignment

This Agreement shall have binding effect on the Assignee, successor of the Lenders, or the person who assumes or succeeds to the rights or obligations of the party hereto according to other laws.

5.	Disclosure of Information

Where the Lenders deem appropriate, the Lenders may inform the Assignee, potential Assignee, appraiser or auditor of the claim or other persons permitted by laws and regulations of the information relating to all the debts of Co-Borrowers owed to the Lenders in confidential and shall inform the Co-Borrowers of the same when making such disclosure.

Article 19 Notice and the Delivery of Payments by the Facility Agent

1.	Served

Any notice, requirement, or other communications made under this Agreement shall be made in writing, and shall be served or delivered to the relevant parties according to the following addresses, facsimile numbers or e-mail addresses (or the addresses, facsimile numbers or e-mail addresses to be changed which is notified in writing by the other parties hereto five (5) Business Days prior to the change). The payments that the Facility Agent shall remit to each Lender according to this Agreement shall be made through the inter-bank remittance system to the designated accounts notified in writing by each Lender to the Facility Agent prior to the execution of this Agreement. The contact information of the Co-Borrowers, the Facility Agent, the Collateral Agent and the Document Management Agent is as follows:

Co-Borrower: Inotera Memories, Inc.
Address 667, Fuhsing 3rd Rd, Hwa-Ya Technology Park Guishan Dist., Taoyuan City
Telephone Number: (03)327-2988 ext. 3930
Fax Number: (03)327-7188
E-mail address: philipjao@inotera.com
Attention: Philip Jao

Co-Borrower: Micron Semiconductor Taiwan Co., Ltd.
Address: 25th Floor, 333 Keelung Road, Sec 1, Taipei, Taiwan
Telephone Number: (02)2757-6687
Fax Number: (02)2757-6656
E-mail address: stephendrake@micron.com
Attention: Legal Counsel

Facility Agent: Bank of Taiwan, Tun Hua Branch
Address: 1F, 205 Tun Hua N. Road, Taipei, Taiwan
Telephone Number: (02)2545-5111 ext. 57
Fax Number: (02)2718-8572
E-mail address: 123742@mail.bot.com.tw
Attention: Zhi-Yi Yeh

Collateral Agent: Mega International Commercial Bank Co., Ltd.
Address: No.100, Chi-lin Rd., Taipei City 10424, Taiwan
Telephone Number: (02)2563-3156 ext. 2381/2727
Fax Number: (02)2531-1599
E-mail address: rogerreceive@megabank.com.tw
tzydaichen@megabank.com.tw
Attention: Chung-Wei Chen/Tzy-Dai Chen

Document Management Agent: Taiwan Business Bank
Address: No.30, Tacheng St., Datong Dist., Taipei City, Taiwan
Telephone Number: (02)2559-7171 ext. 6261/6665
Fax Number: (02)2559-1412
E-mail address: dodoro@mail.tbb.com.tw/cf063212@mail.tbb.com.tw
Attention: Wen-Kai Huang/Qing-Fen Li

Where there is any change of the address, e-mail address, facsimile number, or the attention of each party hereto, such party shall notify the other parties hereto immediately. In case of any failure to give notice according to this Agreement, the change shall not constitute a defense against the other parties.

2.	Deemed Served

Any notice, requirement and other communications provided to other parties according to the aforementioned provisions shall be deemed given or served at the following time: (1) if sent by post, at the time after ordinary postal delivery period since it is sent to relevant addresses; (2) if delivered by facsimile, at the time the facsimile is delivered and the record of the facsimile transmission is received; (3) if delivered by hand delivery, the time of the delivery; (4) if sent by e-mail, at the time the e-mail is delivered and no extraordinary notice is received.

3.	Facility Agent

All communications relating to this Agreement between the Co-Borrowers and each Lender shall be made through the Facility Agent.

4.	Language

Any notice, requirement and other communications specified in this Agreement and other documents required to be delivered under this Agreement shall be made in Chinese or made in English with Chinese translation attached thereto (the translation attached thereto may be a summary translation as the case may be; provided that the recipient may ask for the translation consistent with the original when it deems necessary). If there is any discrepancy between the Chinese version and the English version, the Chinese version shall prevail.

Article 20 Document Destruction and Seal Handling Process

1.	Document Destruction Process

In the event where any notes or documents provided by the Co-Borrowers or Guarantor to any Lead Managers as agreed in this Agreement and any certificates of the debts borne by the Co-Borrowers or Guarantor under this Agreement are destroyed, lost or delayed due to an incident, disaster, or accident while in transit, or in any event not attributable to the relevant Lead Managers or other force majeure events, the Co-Borrowers or Guarantor shall admit all the monies in the amount specified in the aforementioned books and certificates, and shall repay the principal and interest on all debts and all other expenses forthwith on the due date, unless the Co-Borrowers prove that there are indeed mistakes in the records specified in the Agent Banks' book of account, vouchers, computer-produced information, certificates of claims, and the copies and microfilm of correspondence; or the Co-Borrowers shall issue a certificate of claim and provide it to the Facility Agent before the debt is due according to the notice from the Facility Agent.

2.	Notice of Change

When there is a change of the name, legal form or company seal of a Co-Borrower or the Guarantor, the Co-Borrowers or the Guarantor shall forthwith notify the Facility Agent in writing of the change and apply for the change or cancellation of the original seal. Before the procedures for the change are completed, neither the Co-Borrowers nor the Guarantor may defense against the Agent Banks and the Lenders based on the change of the aforementioned matters. Prior to the consent of the relevant Lender or the Facility Agent and the completion of the procedures for change or cancellation of seal, the original seal of the Co-Borrowers or the Guarantor as preserved by the relevant Lender or the Facility Agent shall remain effective, and the Co-Borrowers or the Guarantor shall be responsible for all the transactions made with the relevant Lender or the Facility Agent by using the original seal.

Article 21 Consent to Use and Deliver Information

1.	Rights to Collect and Use Information

The Co-Borrowers and their responsible persons agree that each Lender may collect, process, and use (including international transmission) the information of the Co-Borrowers and their responsible persons as well as the transaction information between the Co-Borrowers, their responsible persons, and the institutions (including basic identification information, credit investigation report, loan information (including the records of overdue debt, debt collection and bad debt), savings information, financial information and other information regarding personal properties or real estate, credit information regarding notes, personal credit information, credit information regarding credit cards (including IC cards and magnetic stripe cards), credit information in the contracted merchant of credit card companies, and other personal information regarding loan and credit transactions) according to the Personal Information Act and/or the relevant laws and regulations amended and promulgated thereafter. However, each Lender shall keep the aforementioned information and the information obtained as a result of this Transaction in confidential. The responsible persons of the Co-Borrowers may request to query or review their personal information and request to supplement, correct, make copies of the personal data, or request to delete or cease the collection and use of their personal information. However, during the Contract Period or after its expiration, if the personal information which the responsible persons of the Co-Borrower requests to delete or cease the collection and use of, is the personal information which necessary for the user of the personal information to perform the relevant matters hereunder or to operate its business, the Facility Agent and each Lender may refuse the request.

2.	Provision of Information

Each Lender, in addition to collecting, processing and using (including international transmission) by itself, may provide all information of the Co-Borrowers and their responsible persons described under Paragraph 1 of this Article in confidential to the Assignee of the Lender, potential Assignee, appraiser or auditor of the claim, or other persons permitted by laws and regulations, the Joint Credit Information Center, the Small and Medium Enterprise Credit Guarantee Fund of Taiwan, Financial Information Service Co., Ltd., Taiwan Clearing House, outsourcing institutions, financial holding companies and their subsidiaries (branches) of each Lender, the headquarter and branches, parent companies and subsidiaries and affiliates of each Lender, persons providing out-sourcing services for each Lender, persons who propose to merge with the Lenders, and other persons who propose to engage in similar transactions with the Lenders, investors (or potential investors) of the asset securitization transactions (or transactions with similar economic effects) initiated by such Lender, arranger, trustees or other relevant personnel, recipients of personal information via international transmission who have not been restricted by the central competent authority, financial supervisory agencies or agencies with investigation power provided by laws, and other related institutions having transactions with any Lender, and the aforementioned institutions may process and use (including international transmission) the information.

3.	Further use of Information

The institutions listed in the preceding paragraph may collect, process and use (including international transmission) the information of the Co-Borrowers, the Guarantor and their responsible persons specified in Paragraph 1 of this Article for the specific purposes such as the needs of their registered business or business specified in their Articles of Incorporation, and may provide such information to each Lender for its collection, processing and use (including international transmission). When each Lender further processes and uses (including international transmission) the personal information of the responsible persons of the Co-Borrowers obtained from the aforementioned institutions, as the responsible persons of the Co-Borrowers have been aware of the items which each Lender shall notify of, neither the Facility Agent nor each Lender shall give such notification.

4.	Use of Information by Third Party

When the Lender intends to sell, assign, or entrust their claims under this Transaction to a third party, or intends to engage a third party to carry out a lawsuit, compulsory enforcement or other legal proceedings, the Co-Borrowers, their responsible persons and Guarantor agree that the Lender may provide the aforementioned third party and its trustees and the professional consultants with the contents of the transaction, the status of the repayment and debt collection under this Agreement, the credit information, loan information and personal information of the Co-Borrowers and their responsible persons in confidence, and agree that the aforementioned third party, its assignee and the professional consultant may collect, process, and use (including international transmission) the said information.

5.	Continuous Effectiveness of Written Consent

The written consent previously given by the Co-Borrowers and their responsible persons specifying that the recipient of the information may use the personal information of the Co-Borrowers and their responsible persons shall, to the extent not contrary to this Agreement, remains effective.

6.	Consent of the Responsible Person

The Co-Borrowers shall procure their responsible persons (and the new responsible persons as well) to agree the aforementioned provisions regarding the collection, processing and use (including international transmission) of information and to execute the written consent as required by the Facility Agent.

7.	Asset Securitization

The Lenders may, for the specific purpose of the assignment of claim, provide the information relating to all indebtedness owed by the Co-Borrowers to the Lenders in confidential, to the assignee to whom the claim is assigned (including the assignee who intends to be assigned to the claim) and the appraisal auditor who carries out the assignment of the claim.

8.	Outsourcing

The Co-Borrowers agree that each Lender and the Agent Banks may outsource relevant banking processes such as the collection of account receivable under this Transaction according to the "Regulations Governing Internal Operating Systems and Procedures for the Outsourcing of Financial Institution Operation" promulgated by the competent authority of the ROC, the "Guidelines for Outsourcing of Collection of Account Receivable by Financial Institutions" adopted by the Bankers Association of the ROC and other relevant laws and regulations.

Article 22 Miscellaneous

1.	Integrity of this Agreement

This Agreement and the documents referred to herein (including but not limited to the Appendices, Schedules and attachments attached hereto) constitute entire obligations that each of the Lenders, the Agent Banks, the Mandated Lead Arrangers, and the Co-Borrowers shall assume, and supersede any prior expression of intentions or understanding with respect to this Transaction.

2.	Duty of Confidentiality

Unless otherwise provided by law or agreed upon in this Agreement, the matters in relation to this Agreement or the Facility Amount shall not be publicly announced or disclosed without the consent of the Co-Borrowers.

3.	Counterparts

This Agreement may be executed in any number of counterparts, and different parties hereto may execute on its respective counterparts, provided that all the counterparts shall constitute a single agreement.

4.	Place of Performance under this Agreement

The place where the Facility Agent is located shall be the place for the parties hereto to perform the rights and obligations hereunder.

Article 23 Governing Law and Jurisdiction

1.	Governing Law

This Agreement and the rights and obligations of each party hereunder shall be governed by, and construed according to, the laws of the ROC.

2.	Jurisdiction

Each party agrees that any and all legal actions and proceedings arising from or relating to this Agreement shall be submitted to Taiwan Taipei District Court as the court of first instance, unless otherwise required to be submitted to the exclusive jurisdiction as provided by law.

3.	No Restriction on the Rights to Take Legal Proceedings

The matters specified in this Agreement do not affect the rights of the Lenders, the Facility Agent, the Collateral Agent and/or the Document Management Agent to take court action against the Co-Borrowers and/or their properties in other jurisdictions or to serve in the manner permitted by law. The legal proceeding carried out in the court in any jurisdiction does not affect other legal proceedings carried out in the courts in other jurisdictions, regardless of whether those legal proceedings are carried out simultaneously.

4.	Number of copies

This Agreement shall be executed in 41 original copies and the Co-Borrower, the Lenders and each Lead Manager shall keep one original copy respectively as evidence.

Co-Borrowers
Inotera Memories, Inc.

Authorized Signatory:	/s/ Lee, Pei-Ing (personal chop and corporate chop)

Micron Semiconductor Taiwan Co., Ltd.

Authorized Signatory:	/s/ Stephen Ray Drake (personal chop and corporate chop)

Mandated Lead Arranger, Lender and Facility Agent
Bank of Taiwan

Authorized Signatory:	(corporate chop)

Mandated Lead Arranger, Lender and Collateral Agent
Mega International Commercial Bank Co., Ltd.

Authorized Signatory:	(corporate chop)

Mandated Lead Arranger, Lender and Document Management Agent
Taiwan Business Bank

Authorized Signatory:	(corporate chop)

Mandated Lead Arranger and Lender
Taiwan Cooperative Bank

Authorized Signatory:	(corporate chop)

Mandated Lead Arranger and Lender
CTBC Bank Co., Ltd.

Authorized Signatory:	/s/ Shen, Wei-Guang

Mandated Lead Arranger and Lender
Hua Nan Commercial Bank

Authorized Signatory:	(corporate chop)

Mandated Lead Arranger and Lender
Yuanta Commercial Bank

Authorized Signatory:	(corporate chop)

Mandated Lead Arranger and Lender
Land Bank of Taiwan

Authorized Signatory:	(corporate chop)

Lender
First Commercial Bank

Authorized Signatory:	(corporate chop)

Lender
Agricultural Bank of Taiwan

Authorized Signatory:	(corporate chop)

Lender
Jih Sun International Bank

Authorized Signatory:	(corporate chop)

Lender
The Shanghai Commercial & Savings Bank, Ltd.

Authorized Signatory:	(corporate chop)

Lender
EnTie Commercial Bank

Authorized Signatory:	(corporate chop)

Lender
KGI Bank

Authorized Signatory:	(corporate chop)

Lender
Ta Chong Bank, Ltd.

Authorized Signatory:	(corporate chop)

Lender
E.SUN Commercial Bank, Ltd.

Authorized Signatory:	/s/ Liao, Fu-Long

Lender
Taichung Commercial Bank Co., Ltd.

Authorized Signatory:	(corporate chop)

Lender
Taiwan Shin Kong Commercial Bank Company Ltd.

Authorized Signatory:	(corporate chop)

Lender
Taishin International Bank

Authorized Signatory:	(corporate chop)

Lender
DBS Bank (Taiwan) Ltd.

Authorized Signatory:	/s/ Lu, Sheng-Fu

Lender
Bank of Kaohsiung

Authorized Signatory:	(corporate chop)

Lender
Taipeifubon Commercial Bank Co., Ltd.

Authorized Signatory:	(corporate chop)

Lender
Far Eastern International Bank

Authorized Signatory:	/s/ Qiu, Guan-Lun

Lender
Bank SinoPac Co. Ltd.

Authorized Signatory:	(corporate chop)

Mandated Lead Arrangers and Lender
Credit Agricole Corporate & Investment Bank, Taipei Branch

Authorized Signatory:	/s/ Liu, Long-Chang / Hsueh, Chih-Wen

NT$80 Billion Syndicated Loan

FIRST AMENDMENT TO THE SYNDICATED LOAN AGREEMENT

Inotera Memories, Inc.
Micron Semiconductor Taiwan Co., Ltd.
(Co-Borrowers)

Bank of Taiwan
Mega International Commercial Bank Co., Ltd.
Taiwan Business Bank
Taiwan Cooperative Bank
Chang Hwa Commercial Bank
Credit Agricole Corporate and Investment Bank, Taipei Branch
CTBC Bank Co., Ltd.
Hua Nan Commercial Bank
Yuanta Commercial Bank
Land Bank of Taiwan
(Mandated Lead Arrangers)

First Commercial Bank
Agricultural Bank of Taiwan
Jih Sun International Bank
The Shanghai Commercial & Savings Bank, Ltd.
EnTie Commercial Bank
KGI Bank
Ta Chong Bank, Ltd.
E.SUN Commercial Bank, Ltd.
Taichung Commercial Bank Co., Ltd.
Taiwan Shin Kong Commercial Bank Company Ltd.
Taishin International Bank
DBS Bank (Taiwan) Ltd.
Bank of Kaohsiung
Taipeifubon Commercial Bank Co., Ltd.
Far Eastern International Bank
Ban SinoPac Co. Ltd.
(Lenders)

Bank of Taiwan
(Facility Agent)
Mega International Commercial Bank Co., Ltd.
(Collateral Agent)

Taiwan Business Bank
(Document Management Agent)

November 23, 2016

Baker & McKenzie

15/F, No. 168, Dunhua North Road, Taipei City

FIRST AMENDMENT TO THE SYNDICATED LOAN AGREEMENT

This First Amendment to the Syndicated Loan Agreement (this "Amendment") is entered into by among the following parties on November 23, 2016:

(1)
Inotera Memories, Inc., a company limited by shares organized and existing under the laws of the Republic of China ("ROC" or "Taiwan") , with its registered office at No.667, Fuxing 3rd Rd., Wenhua Vil., Guishan Dist., Taoyuan City 333, Taiwan ("Inotera"); and

Micron Semiconductor Taiwan Co., Ltd., a company limited by shares organized and existing under the laws of the ROC, with its registered office at 25F., No.333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei City 110, Taiwan ("MST", together with Inotera, the "Co-Borrowers", each a "Co-Borrower");
and

(2)
Bank of Taiwan, Mega International Commercial Bank Co., Ltd., Taiwan Business Bank, Chang Hwa Commercial Bank, Ltd., Land Bank of Taiwan, Taiwan Cooperative Bank, Credit Agricole Corporate and Investment Bank, Taipei Branch, CTBC Bank Co., Ltd., Hua Nan Commercial Bank, Ltd. and Yuanta Commercial Bank, as the mandated lead arrangers (collectively, the "Mandated Lead Arrangers") of this Transaction (as defined below);

and

(3)	the banks and financial institutions listed in Schedule 1 to the Existing Agreement (as defined below) (each a "Lender", together the "Lenders");

and

(4)	Bank of Taiwan, the facility agent ("Facility Agent") of this Transaction (as defined below);

and

(5)	Mega International Commercial Bank Co., Ltd., the collateral agent ("Collateral Agent") of this Transaction (as defined below);

and

(6)
Taiwan Business Bank, the document management agent ("Document Management Agent", together with the Facility Agent and the Collateral Agent, the "Agent Banks", each an "Agent Bank") of this Transaction (as defined below).

WHEREAS, the parties above have entered into that certain Syndicated Loan Agreement (the "Existing Agreement") for an aggregate facility amount of Eighty Billion New Taiwan Dollars (NT$80,000,000,000) (this "Transaction"). As requested by the Co-Borrowers and after obtaining the Lenders' consent through the Facility Agent, the parties hereby agree to enter into this Amendment.

1.
Unless otherwise provided in this Amendment, the terms used in the Existing Agreement shall have the same meanings when used herein. In addition, the Facility Agent has obtained the Lenders' written consent for the proposed amendments specified in Articles 2 to 6 of this Amendment, and the Lenders have authorized the Facility Agent and the Collateral Agent to execute this Amendment on behalf of the Lenders in accordance with the Lenders' written consent.

2.	The Co-Borrowers, the Lenders and the Agent Banks agree that Section 3.6(1) of the Existing Agreement shall be replaced with the following:

"(1)
MST shall, within thirty five (35) Business Days from the Drawdown Date or such longer period as agreed by the Facility Agent in writing, create a share pledge over the Pledged Shares owned by it with the maximum secured amount in favor of the Collateral Agent in accordance with Section 11.3 hereof and complete the relevant procedure to create the pledge."

The Co-Borrowers, the Lenders and the Agent Banks also agree that the "5 Business Days" mentioned in section (B) of the preamble and Article 4.01 of Appendix 7 to the Existing Agreement be amended accordingly to "35 Business Days or such longer period as agreed by the Facility Agent in writing ".

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3.	The Co-Borrowers, the Lenders and the Agent Banks agree that Section 11.2(1)(b) of the Existing Agreement shall be replaced with the following:

"(b)
within six (6) months after the Drawdown Date, execute the Chattel Mortgage Agreement (in the form of Appendix 6 hereto) to create a first priority chattel mortgage over the Second Batch of Machinery and Equipment with the maximum secured amount equal to one hundred and forty per cent. (140%) of recognized value (for the purpose of being Collateral) of the Machinery and Equipment calculated pursuant to Section 11.2(2) in favor of the Collateral Agent and complete the relevant mortgage registrations for the Collateral Agent to hold and enjoy such security interests as joint and several creditor for the benefits of the Lenders. The Second Batch of Machinery and Equipment shall include (as of the Drawdown Date) the Machinery and Equipment purchased in the most recent year, with an aggregate amount (together with the amount of mortgaged Machinery and Equipment purchased within the most recent year under the First Batch of Machinery and Equipment) not less than Thirty Three Billion and Eight Hundred Million New Taiwan Dollars (NT$33,800,000,000)."

4.	The Co-Borrowers, the Lenders and the Agent Banks agree that Section 11.2(2)(a) of the Existing Agreement shall be replaced with the following:

"(a)
Machinery and Equipment purchased within one (1) year from the Drawdown Date: seventy per cent. (70%) of the price set forth in the relevant invoices for purchase of such Machinery and Equipment and the price set forth in the cost audit report (and the aggregate price shall not be lower than Thirty Three Billion and Eight Hundred Million New Taiwan Dollars (NT$33,800,000,000))."

5.	The Co-Borrowers, the Lenders and the Agent Banks agree that Section 11.3(2) of the Existing Agreement shall be replaced with the following:

"(2)
MST shall, within thirty five (35) Business Days from the Drawdown Date or such longer period as agreed by the Facility Agent in writing, create a first priority pledge over no less than eighty per cent. (80%) of the issued shares in Inotera with the maximum secured amount of Eighty Billion New Taiwan Dollars (NT$80,000,000,000) in favor of the Collateral Argent in accordance with the Inotera Share Pledge Agreement (in the form of Appendix 7 hereto) pre-executed and delivered prior to the Drawdown Date, and deliver the share certificates representing such shares duly endorsed to the Collateral Agent for the Collateral Agent to hold and enjoy such security interests as joint and several creditor for the benefits of the Lenders. MST agrees that the ascertainment date of the secured obligations under the aforementioned share pledge with maximum secured amount shall be twenty (20) years from the date of creation of the share pledge and agrees to waive its rights under Article 881-7 of the Civil Code, which applies mutatis mutandis to Article 899-1 of the same."

6.
The Co-Borrowers, the Lenders and the Agent Banks agree that details of "1. Machinery and Equipment Purchased for More Than One Year" of the "First Batch of Machinery and Equipment" stipulated in Schedule 3 (Machinery and Equipment) to the Existing Agreement shall be replaced by the Appendix to this Amendment.

7.
Except as otherwise amended herein, other provisions of the Existing Agreement shall remain in full force and effect. This Amendment shall take effect when duly executed by the parties hereto and shall be deemed a part of the Existing Agreement provided that in the event of any discrepancy between the provisions of the Existing Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail.

8.	This Amendment shall be governed by the laws of the ROC. Any matter not set forth in this Amendment shall be dealt with in accordance with applicable laws and regulations.

9.
Each party hereto agrees that Taiwan Taipei District Court shall be the court of first instance to settle any disputes arising from this Amendment, unless there is special provision of exclusive jurisdiction under the laws.

10.	This Amendment shall be executed in thirty one (31) original copies, and each of the Co-Borrowers, the Lenders and the Agent Banks shall keep one (1) original copy as evidence.

This Amendment is duly executed by each party hereto as of the date first above written.

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Co-Borrower
Inotera Memories, Inc.

Authorized Signatory:	/s/ Lee, Pei-Ing (personal chop and corporate chop)

Co-Borrower
Micron Semiconductor Taiwan Co., Ltd.

Authorized Signatory:	/s/ Stephen Ray Drake (personal chop and corporate chop)

3

Lenders:

Bank of Taiwan
Mega International Commercial Bank Co., Ltd.
Taiwan Business Bank
Taiwan Cooperative Bank
Chang Hwa Commercial Bank
Credit Agricole Corporate and Investment Bank, Taipei Branch
CTBC Bank Co., Ltd.
Hua Nan Commercial Bank
Yuanta Commercial Bank
Land Bank of Taiwan
First Commercial Bank
Agricultural Bank of Taiwan
Jih Sun International Bank
The Shanghai Commercial & Savings Bank, Ltd.
EnTie Commercial Bank
KGI Bank
Ta Chong Bank, Ltd.
E.SUN Commercial Bank, Ltd.
Taichung Commercial Bank Co., Ltd.
Taiwan Shin Kong Commercial Bank Company Ltd.
Taishin International Bank
DBS Bank (Taiwan) Ltd.
Bank of Kaohsiung
Taipeifubon Commercial Bank Co., Ltd.
Far Eastern International Bank
Bank SinoPac Co. Ltd.

Representatives for the above Lenders:

Facility Agent
Bank of Taiwan

Authorized Signatory:	(corporate chop)

Collateral Agent
Mega International Commercial Bank Co., Ltd.

Authorized Signatory:	(corporate chop)

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